============================================================================

                                   NINE WEST GROUP INC.

                                         Issuer

                                          and

                           NINE WEST DEVELOPMENT CORPORATION,
                           NINE WEST DISTRIBUTION CORPORATION,
                           NINE WEST FOOTWEAR CORPORATION and
                           NINE WEST MANUFACTURING CORPORATION

                                        Guarantors


                                            TO


                                   THE BANK OF NEW YORK

                                          Trustee


                                          Indenture

                                   Dated as of July 9, 1997



                                   8-3/8% Senior Notes due 2005
                              8-3/8% Series B Senior Notes due 2005

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                                   NINE WEST GROUP INC.

                    Reconciliation and tie between Trust Indenture Act
                      of 1939 and Indenture, dated as of July 9, 1997
                      -----------------------------------------------

               Trust Indenture                        Indenture
                 Act Section                           Section
               ---------------                        ----------
(Section) 310(a)(1)................................   607
             (a)(2)................................   607
             (b)...................................   608
(Section) 312(c)...................................   701
(Section) 314(a)...................................   703
             (a)(4)................................   1004
             (c)(1)................................   102
             (c)(2)................................   102
             (e)...................................   102
(Section) 315(b)...................................   601
(Section) 316(a)(last sentence)....................   101 ("Outstanding")
             (a)(1)(A).............................   502, 512
             (a)(1)(B).............................   513
             (b)...................................   508
             (c)...................................   104(d)
(Section) 317(a)(1)................................   503
             (a)(2)................................   504
             (b)...................................   1003
(Section) 318(a)...................................   111



---------------

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                                     Table of Contents


                                                                           Page

PARTIES................................................................  1
RECITALS OF THE COMPANY................................................  1

                                         ARTICLE ONE

                              DEFINITIONS AND OTHER PROVISIONS
                                   OF GENERAL APPLICATION

SECTION 101.  Definitions..............................................  2
                    Accounts Receivable Subsidiary.....................  2
                    Acquired Indebtedness..............................  2
                    Act................................................  3
                    Affiliate..........................................  3
                    Agent Bank.........................................  3
                    Agent Members......................................  3
                    Asset Acquisition..................................  3
                    Asset Sale.........................................  3
                    Attributable Debt..................................  4
                    Authenticating Agent...............................  4
                    Average Life.......................................  4
                    Bankruptcy Law.....................................  4
                    Banks..............................................  4
                    Board of Directors.................................  4
                    Board Resolution...................................  4
                    Business Day.......................................  5
                    Capital Stock......................................  5
                    Capitalized Lease Obligation.......................  5
                    Cash Equivalents...................................  5
                    Change of Control..................................  5
                    Commission.........................................  6
                    Company............................................  6
                    Company Request or Company Order...................  6
                    Consolidated Adjusted Net Income...................  7
                    Consolidated Fixed Charge Coverage Ratio...........  7
                    Consolidated Income Tax Expense....................  7
                    Consolidated Interest Expense......................  7
                    Consolidated Non-Cash Charges......................  8
                    Convertible Notes..................................  8
                    Corporate Trust Office.............................  8
                    corporation........................................  8
                    Credit Agreement...................................  8
                    Currency Agreements................................  9
                    Default............................................  9
                    Defaulted Interest.................................  9
                    Depositary.........................................  9
                    Designated Noncash Consideration...................  9
                    Disinterested Director.............................  9
                    Dollar or $........................................  9
                    Event of Default...................................  9
                    Exchange Act.......................................  9
                    Exchange Notes..................................... 10
                    Exchange Offer..................................... 10
                    Exchange Offer Registration Statement.............. 10
                    Fair Market Value.................................. 10
                    Foreign Subsidiary................................. 10
                    Generally Accepted Accounting Principles or GAAP... 10
                    Global Notes....................................... 10
                    guarantee.......................................... 10
                    Guarantee.......................................... 10
                    Guarantor.......................................... 11
                    Holder............................................. 11
                    Indebtedness....................................... 11
                    Indenture.......................................... 12
                    Initial Notes...................................... 12
                    Institutional Accredited Investor.................. 12
                    Interest Payment Date.............................. 12
                    Interest Rate Agreements........................... 12
                    Investment......................................... 12
                    Leveraged Subsidiary............................... 12
                    Lien............................................... 12
                    Maturity........................................... 13
                    Moody's............................................ 13
                    Net Cash Proceeds.................................. 13
                    Non-U.S. Person.................................... 13
                    Note Register and Note Registrar................... 13
                    Notes.............................................. 13
                    Officers' Certificate.............................. 13
                    Offshore Global Note............................... 14
                    Offshore Note Exchange Date........................ 14
                    Offshore Physical Note............................. 14
                    Opinion of Counsel................................. 14
                    Outstanding........................................ 14
                    Paying Agent....................................... 15
                    Permitted Indebtedness............................. 15
                    Permitted Investments.............................. 17
                    Permitted Liens.................................... 19
                    Person............................................. 22
                    Physical Notes..................................... 22
                    Place of Payment................................... 22
                    Predecessor Note................................... 22
                    Preferred Stock.................................... 22
                    Private Placement Legend........................... 22
                    Purchase Money Obligations......................... 22
                    QIB................................................ 22
                    Qualified Capital Stock............................ 22
                    Redeemable Capital Stock........................... 22
                    Registration Rights Agreement...................... 23
                    Registration Statement............................. 23
                    Regular Record Date................................ 23
                    Responsible Officer................................ 23
                    Restricted Subsidiary.............................. 23
                    S&P................................................ 23
                    Sale and Leaseback Transaction..................... 23
                    Senior Indebtedness................................ 23
                    Senior Subordinated Notes.......................... 24
                    Significant Subsidiary............................. 24
                    Special Record Date................................ 24
                    Stated Maturity.................................... 24
                    Subsidiary......................................... 24
                    Trust Indenture Act or TIA......................... 25
                    Trustee............................................ 25
                    United States...................................... 25
                    Unrestricted Subsidiary............................ 25
                    U.S. Government Obligations........................ 25
                    U.S. Global Note................................... 26
                    U.S. Physical Note................................. 26
                    Vice President..................................... 26
                    Voting Stock....................................... 26

     SECTION 102.  Compliance Certificates and Opinions................ 26
     SECTION 103.  Form of Documents Delivered to Trustee.............. 27
     SECTION 104.  Acts of Holders..................................... 28
     SECTION 105.  Notices, etc., to Trustee, Company and Agent Bank... 29
     SECTION 106.  Notice to Holders; Waiver........................... 29
     SECTION 107.  Effect of Headings and Table of Contents............ 30
     SECTION 108.  Successors and Assigns.............................. 30
     SECTION 109.  Separability Clause................................. 30
     SECTION 110.  Benefits of Indenture............................... 30
     SECTION 111.  Governing Law....................................... 30
     SECTION 112.  Legal Holidays...................................... 31
     SECTION 113.  Trust Indenture Act Controls........................ 31
     SECTION 114.  No Recourse Against Others.......................... 31

                                        ARTICLE TWO

                                         NOTE FORMS

     SECTION 201.  Forms Generally..................................... 31
     SECTION 202.  Form of Trustee's Certificate of Authentication..... 33
     SECTION 203.  Restrictive Legends................................. 33
     SECTION 204.  Form of Certificate to Be Delivered upon Termination of Restricted Period.............................. 36

                                        ARTICLE THREE

                                          THE NOTES

     SECTION 301.  Amount.............................................. 37
     SECTION 302.  Denominations....................................... 37
     SECTION 303.  Execution, Authentication, Delivery and Dating...... 38
     SECTION 304.  Temporary Notes..................................... 39
     SECTION 305.  Registration, Registration of Transfer and Exchange. 39
     SECTION 306.  Mutilated, Destroyed, Lost and Stolen Notes......... 41
     SECTION 307.  Payment of Interest; Interest Rights Preserved...... 41
     SECTION 308.  Persons Deemed Owners............................... 43
     SECTION 309.  Cancellation........................................ 43
     SECTION 310.  Computation of Interest............................. 43
     SECTION 311.  Book-Entry Provisions for Global Notes.............. 44
     SECTION 312.  Transfer Provisions................................. 45
     SECTION 313.  Form of Accredited Investor Certificate............. 53
     SECTION 314.  Form of Regulation S Certificate.................... 55
     SECTION 315.  Form of Rule 144A Certificate....................... 57
     SECTION 316.  CUSIP Numbers....................................... 58
                                        ARTICLE FOUR

                                   SATISFACTION AND DISCHARGE

     SECTION 401.  Satisfaction and Discharge of Indenture............. 58
     SECTION 402.  Application of Trust Money.......................... 60

                                        ARTICLE FIVE

                                          REMEDIES

     SECTION 501.  Events of Default................................... 60
     SECTION 502.  Acceleration of Maturity; Rescission and Annulment.. 62
     SECTION 503.  Collection of Indebtedness and Suits for Enforcement
                    by Trustee......................................... 63
     SECTION 504.  Trustee May File Proofs of Claim.................... 64
     SECTION 505.  Trustee May Enforce Claims Without Possession
                    of Notes........................................... 65
     SECTION 506.  Application of Money Collected...................... 65
     SECTION 507.  Limitation on Suits................................. 66
     SECTION 508.  Unconditional Right of Holders to Receive Principal,
                    Premium and Interest............................... 66
     SECTION 509.  Restoration of Rights and Remedies.................. 67
     SECTION 510.  Rights and Remedies Cumulative...................... 67
     SECTION 511.  Delay or Omission Not Waiver........................ 67
     SECTION 512.  Control by Holders.................................. 67
     SECTION 513.  Waiver of Past Defaults............................. 68
     SECTION 514.  Waiver of Stay or Extension Laws.................... 68

                                        ARTICLE SIX

                                        THE TRUSTEE

     SECTION 601.  Notice of Defaults.................................. 69
     SECTION 602.  Certain Rights of Trustee........................... 69
     SECTION 603.  Trustee Not Responsible for Recitals or Issuance of
                    Notes.............................................. 71
     SECTION 604.  May Hold Notes...................................... 71
     SECTION 605.  Money Held in Trust................................. 71
     SECTION 606.  Compensation and Reimbursement...................... 71
     SECTION 607.  Corporate Trustee Required; Eligibility............. 72
     SECTION 608.  Resignation and Removal; Appointment of Successor... 72
     SECTION 609.  Acceptance of Appointment by Successor.............. 74
     SECTION 610.  Merger, Conversion, Consolidation or Succession to
                    Business........................................... 74
     SECTION 611.  Appointment of Authenticating Agent................. 75

                                        ARTICLE SEVEN

                              HOLDERS' LISTS AND REPORTS BY TRUSTEE

     SECTION 701.  Disclosure of Names and Addresses of Holders........ 77
     SECTION 702.  Reports by Trustee.................................. 77

                                        ARTICLE EIGHT

                    CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

     SECTION 801.  Company May Consolidate, etc., Only on Certain
                    Terms.............................................. 77
     SECTION 802.  Guarantors May Consolidate, etc., Only on Certain
                    Terms.............................................. 79
     SECTION 803.  Successor Substituted............................... 80

                                        ARTICLE NINE

                                   SUPPLEMENTAL INDENTURES

     SECTION 901.  Supplemental Indentures Without Consent of Holders.. 80
     SECTION 902.  Supplemental Indentures with Consent of Holders..... 81
     SECTION 903.  Execution of Supplemental Indentures................ 82
     SECTION 904.  Effect of Supplemental Indentures................... 82
     SECTION 905.  Conformity with Trust Indenture Act................. 83
     SECTION 906.  Reference in Notes to Supplemental Indentures....... 83
     SECTION 907.  Notice of Supplemental Indentures................... 83

                                        ARTICLE TEN

                                          COVENANTS

     SECTION 1001.  Payment of Principal, Premium, If Any, and
                     Interest.......................................... 83
     SECTION 1002.  Maintenance of Office or Agency.................... 83
     SECTION 1003.  Money for Notes Payments to Be Held in Trust....... 84
     SECTION 1004.  Corporate Existence................................ 85
     SECTION 1005.  Payment of Taxes and Other Claims.................. 86
     SECTION 1006.  Maintenance of Properties.......................... 86
     SECTION 1007.  Statement by Officers As to Default................ 86
     SECTION 1008.  Limitation on Indebtedness......................... 87
     SECTION 1009.  Limitation on Restricted Payments.................. 87
     SECTION 1010.  Limitation on Issuances and Sales of Capital Stock
                     of Restricted Subsidiaries........................ 91
     SECTION 1011.  Limitation on Transactions with Affiliates......... 92
     SECTION 1012.  Limitation on Liens................................ 93
     SECTION 1013.  Limitations on Guarantees of Indebtedness by
                     Restricted Subsidiaries........................... 93
     SECTION 1014.  Purchase of Notes upon Change of Control........... 94
     SECTION 1015.  Limitation on Sale of Assets....................... 95
     SECTION 1016.  Limitation on Dividend and Other Payment Restrictions
                     Affecting Restricted Subsidiaries................. 97
     SECTION 1017.  Limitation on Unrestricted Subsidiaries............ 98
     SECTION 1018.  Provision of Financial Statements and Reports...... 98
     SECTION 1019.  Waiver of Certain Covenants........................ 99
     SECTION 1020.  Limitation on Applicability of Certain Covenants... 99


                                   ARTICLE ELEVEN

     SECTION 1101.  [Reserved.]........................................ 99

                                   ARTICLE TWELVE

     SECTION 1201.  [Reserved.]........................................ 99

                                   ARTICLE THIRTEEN

                                      GUARANTEES


     SECTION 1301.  Guarantees......................................... 100
     SECTION 1302.  Severability....................................... 101
     SECTION 1303.  [Reserved.]........................................ 101
     SECTION 1304.  Limitation of Guarantors' Liability................ 101
     SECTION 1305.  Contribution....................................... 102
     SECTION 1306.  Subrogation........................................ 102
     SECTION 1307.  Reinstatement...................................... 102
     SECTION 1308.  Release of a Guarantor............................. 103
     SECTION 1309.  Benefits Acknowledged.............................. 103

                                   ARTICLE FOURTEEN

                         DEFEASANCE AND COVENANT DEFEASANCE

     SECTION 1401.  Company's Option to Effect Defeasance or Covenant
                     Defeasance........................................ 103
     SECTION 1402.  Defeasance and Discharge........................... 104
     SECTION 1403.  Covenant Defeasance................................ 104
     SECTION 1404.  Conditions to Defeasance or Covenant Defeasance.... 105
     SECTION 1405.  Deposited Money and Government Obligations to Be
                     Held in Trust; Other Miscellaneous Provisions..... 106
     SECTION 1406.  Reinstatement...................................... 107


     TESTIMONIUM....................................................... 117
     SIGNATURES AND SEALS.............................................. 117

     EXHIBIT A     -  Form of Note
     EXHIBIT B-   Form of Subordinated Intercompany Note



          INDENTURE, dated as of July 9, 1997, among NINE WEST GROUP INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 9 West Broad Street, Stamford, Connecticut 06902, and NINE WEST DEVELOPMENT CORPORATION, a Delaware corporation, NINE WEST DISTRIBUTION CORPORATION, a Delaware corporation, NINE WEST FOOTWEAR CORPORATION, a Delaware corporation, and NINE WEST MANUFACTURING CORPORATION, a Delaware corporation (collectively, the "Guarantors"), and THE BANK OF NEW YORK, a New York banking corporation, Trustee (herein called the "Trustee").

                              RECITALS OF THE COMPANY

          The Company has duly authorized the creation of and issuance of its 8-3/8% Senior Notes due 2005 (the "Initial Notes"), and its 8-3/8% Series B Senior Notes due 2005 (the "Exchange Notes" and, together with the Initial Notes, the "Notes"), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

          Each Guarantor has duly authorized the guarantee of up to $200,000,000 aggregate principal amount of the Initial Notes, and upon the issuance of the Exchange Notes, if any, up to $200,000,000 aggregate principal amount of the Exchange Notes (the "Guarantees").

          Upon the issuance of the Exchange Notes, if any, or the effectiveness of the Shelf Registration Statement (as defined herein), this Indenture will be subject to, and shall be governed by the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of or deemed to be part of and to govern the indentures qualified thereunder.

          All things necessary have been done to make the Notes, when duly executed and duly issued by the Company and authenticated and delivered hereunder by the Trustee or the Authenticating Agent, the valid obligations of the Company and to make this Indenture a valid agreement of the Company, in accordance with their and its terms

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          It is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:


                                        ARTICLE ONE

                              DEFINITIONS AND OTHER PROVISIONS
                                   OF GENERAL APPLICATION

          SECTION 101.  Definitions.

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms "cash transaction" and "self-liquidating paper", as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date hereof; and

          (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          "Accounts Receivable Subsidiary" means Nine West Funding Corporation and any other present or future Subsidiary (including any credit card bank) of the Company that is, directly or indirectly, wholly owned by the Company (other than directors' qualifying shares) and organized for the purpose of and engaged in (i) purchasing, financing, and collecting accounts receivable obligations of customers of the Company or its Subsidiaries, (ii) issuing credit cards and financing accounts receivable obligations of customers of the Company and its Subsidiaries, (iii) the sale or financing of such accounts receivable or interests therein and (iv) other activities incident thereto.

          "Acquired Indebtedness" means Indebtedness of a Person (a) existing at the time such Person becomes a Subsidiary or (b) assumed in connection with the acquisition of assets from such Person; provided that, for purposes of Section 1008, such Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary.

          "Act", when used with respect to any Holder, has the meaning specified in Section 104.

          "Affiliate" means, with respect to any specified Person, (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (b) any other Person that owns, directly or indirectly, 10% or more of such specified Person's Voting Stock or (c) any executive officer or director of any such specified Person or other Person or (d) with respect to any natural Person, any Person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agent Bank" means Citibank, N.A. as agent under the Credit Agreement and any future or successor or replacement agent under the Credit Agreement.

          "Agent Members" has the meaning specified in Section 311.

          "Asset Acquisition" means (i) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person will become a Restricted Subsidiary or will be merged or consolidated with or into the Company or any Restricted Subsidiary or (ii) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute substantially all of the assets of such Person, or any division or line of business of such Person, or which is otherwise outside of the ordinary course of business.

          "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of (a) any Capital Stock of any Restricted Subsidiary; (b) all or substantially all of the properties and assets of any division or line of business of the Company or its Restricted Subsidiaries; or (c) any other properties or assets of the Company or any Restricted Subsidiary, other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties or assets (i) that is governed by the provisions of Article Eight, (ii) of the Company to any Restricted Subsidiary, or of any Restricted Subsidiary to the Company or any Restricted Subsidiary in accordance with the terms of this Indenture, (iii) to an Unrestricted Subsidiary, if permitted under Section 1009 or (iv) any disposition, or series of related dispositions, having a Fair Market Value of less than $1,000,000. For purposes of Section 1015, the term "Asset Sale" shall not include any sale, conveyance, transfer, lease or other disposition of accounts receivable to an Accounts Receivable Subsidiary or to third parties that are not Affiliates of the Company or any Subsidiary of the Company in the ordinary course of business.

          "Attributable Debt" means, with respect to an operating lease included in any Sale and Leaseback Transaction at the time of determination, the present value (discounted at the interest rate implicit in the lease or, if not known, at the Company's incremental borrowing rate) of the obligations of the lessee of the property subject to such lease for rental payments during the remaining term of the lease included in such transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended, or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of penalty (in which case the rental payments shall include such penalty), after excluding from such rental payments all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges.

          "Authenticating Agent" means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Notes.

          "Average Life" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from the date of determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

          "Bankruptcy Law" means Title 11 of the United States Code, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

          "Banks" means the banks and other financial institutions from time to time that are lenders under the Credit Agreement.

          "Board of Directors" means either the board of directors of the Company or a Guarantor, as applicable, or any duly authorized committee of that board.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or a Guarantor, as applicable, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day", when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Notes, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or other location are authorized or obligated by law, regulation or executive order to close.

          "Capital Stock" means, with respect to any Person, any and all shares, interests, partnership interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock, whether now outstanding or issued after the date of this Indenture.

          "Capitalized Lease Obligation" means, with respect to any Person, any obligation of such Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

          "Cash Equivalents" means (a) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (b) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (c) commercial paper with a maturity of 180 days or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's; and (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) above.

          "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total outstanding Voting Stock of the Company; (b) the Company consolidates with, or merges with or into, another Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction (i) where the outstanding Voting Stock of the Company is not converted or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company) or is converted into or exchanged for (A) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation or (B) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation and cash, securities and other property (other than Capital Stock of the surviving or transferee corporation) in an amount that could be paid by the Company as a Restricted Payment as described under Section 1009 and (ii) immediately after such transaction, no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total outstanding Voting Stock of the surviving or transferee corporation; (c) during any consecutive two year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of 66 % of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (d) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with Article Eight.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Financial Officer, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

          "Consolidated Adjusted Net Income" means, for any period, the consolidated net income (or loss) of the Company and all Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted by excluding, without duplication, (a) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) any net after-tax gains (or losses) (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, (c) the portion of net income (or loss) of any Person (other than the Company or a Restricted Subsidiary), including Unrestricted Subsidiaries, in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary in cash dividends or distributions during such period, (d) the net income (or loss) of any Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination, (e) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its stockholders and (f) for purposes of calculating Consolidated Adjusted Net Income under Section 1009, any net income (or loss) from any Restricted Subsidiary that was an Unrestricted Subsidiary at any time during such period other than any amounts actually received in cash from such Restricted Subsidiary.

          "Consolidated Fixed Charge Coverage Ratio" of the Company means, for any period, the ratio of (a) Consolidated Adjusted Net Income for such period, plus the sum of Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-Cash Charges, in each case, to the extent deducted in computing Consolidated Adjusted Net Income, for such period to (b) Consolidated Interest Expense for such period.

          "Consolidated Income Tax Expense" means, for any period, the provision for federal, state, local and foreign income taxes of the Company and all Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Interest Expense" means, for any period, without duplication, the sum of (a) the interest expense of the Company and its Restricted Subsidiaries for such period, including, without limitation, (i) amortization of debt discount, (ii) the net cost of Interest Rate Agreements (including amortization of discounts), (iii) the interest portion of any deferred payment obligation, (iv) accrued interest and (v) amortization of debt issuance costs, plus (b) the interest component of Capitalized Lease Obligations of the Company and its Restricted Subsidiaries paid, accrued and/or scheduled to be paid or accrued during such period, plus (c) cash and non-cash dividends due (whether or not declared) on Redeemable Capital Stock or on Preferred Stock of any Restricted Subsidiary (to any Person other than the Company and any wholly owned Restricted Subsidiary), plus (d) one-third of lease rental payments in connection with operating leases related to Sale and Leaseback Transactions paid, accrued and/or scheduled to be paid or accrued during such period, in each case as determined on a consolidated basis in accordance with GAAP; provided that (x) the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying at the option of the Company, either the fixed or floating rate, and (y) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period; provided further that, notwithstanding the foregoing, the interest rate with respect to any Indebtedness covered by any Interest Rate Agreement shall be deemed to be the effective interest rate with respect to such Indebtedness after taking into account such Interest Rate Agreement. For purposes of clause (c) of the preceding sentence, dividends shall be deemed to be an amount equal to the dividends due (whether or not declared) divided by one minus the applicable actual combined federal, state, local and foreign income tax rate of the Company and its Subsidiaries (expressed as a decimal).

          "Consolidated Non-Cash Charges" means, for any period, the aggregate depreciation, amortization and other non-cash expenses of the Company and any Restricted Subsidiary reducing Consolidated Adjusted Net Income for such period, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charge that requires an accrual of or reserve for cash charges for any future period).

          "Convertible Notes" means the 5-1/2% Convertible Subordinated Notes Due 2003 of the Company.

          "Corporate Trust Office" means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office on the date of execution of this Indenture is located at 101 Barclay Street, New York, New York 10286.
          "corporation" includes corporations, associations, companies and business trusts.

          "Credit Agreement" means the Amended and Restated Credit Agreement dated as of August 2, 1996, among the Company, the Banks and Citibank, N.A., as agent, including the Credit Agreement dated as of May 23, 1997, between the Company and NationsBank of Texas, N.A., as such agreements may be amended, renewed, extended, substituted, restated, refinanced, restructured, supplemented or otherwise modified from time to time (including, without limitation, any successive amendments, renewals, extensions, substitutions, restatements, refinancings, restructuring, supplements or other modifications of the foregoing); provided that with respect to any agreement providing for the refinancing of Indebtedness under the Credit Agreement, such agreement shall be the Credit Agreement under this Indenture only if a notice to that effect is delivered by the Company to the Trustee and there shall be at any time only one such agreement that is the Credit Agreement under this Indenture.

          "Currency Agreements" means any spot or forward foreign exchange agreements and currency swap, currency option or other similar financial agreements or arrangements entered into by the Company or any of its Restricted Subsidiaries designed to protect against or manage exposure to fluctuations in currency exchange rates.

          "Default" means any event that after notice or passage of time or both would be an Event of Default.

          "Defaulted Interest" has the meaning specified in Section 307.

          "Depositary" means The Depository Trust Company, its nominees and successors.

          "Designated Noncash Consideration" means the fair market value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, executed by the principal executive officer and the principal financial officer of the Company, less the amount of cash or Cash Equivalents received in connection with a sale of such Designated Noncash Consideration.

          "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors is required to deliver a resolution of the Board of Directors under this Indenture, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

          "Dollar" or "$" means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

          "Event of Default" has the meaning specified in Section 501. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Notes" has the meaning stated in the first recital of this Indenture and refers to any Exchange Notes containing terms substantially identical to the Initial Notes (except that (i) such Exchange Notes shall not contain terms with respect to transfer restrictions and shall be registered under the Securities Act, and (ii) certain provisions relating to an increase in the stated rate of interest thereon shall be eliminated) that are issued and exchanged for the Initial Notes in accordance with the Exchange Offer, as provided for in the Registration Rights Agreement and this Indenture.

          "Exchange Offer" means the offer by the Company to the Holders of the Initial Notes to exchange all of the Initial Notes for Exchange Notes, as provided for in the Registration Rights Agreement.

          "Exchange Offer Registration Statement" means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.

          "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

          "Foreign Subsidiary" means a Restricted Subsidiary not organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof that has no material operations or assets in the United States.

          "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, that are in effect on the date of this Indenture.

          "Global Notes" has the meaning set forth in Section 201.

          "guarantee" means, as applied to any obligation, (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

          "Guarantee" means a guarantee of the obligations of the Company under this Indenture in accordance with the provisions hereof. When used as a verb, "Guarantee" shall have a corresponding meaning.

          "Guarantor" means Nine West Development Corporation, Nine West Distribution Corporation, Nine West Footwear Corporation, Nine West Manufacturing Corporation and any Restricted Subsidiary that incurs a Guarantee; provided that, upon the release and discharge of any Guarantor from its Guarantee in accordance with this Indenture, such Guarantor shall cease to be a Guarantor.

          "Holder" means the Person in whose name a Note is registered in the Note Register.

          "Indebtedness" means, with respect to any Person, without duplication,
(a) all liabilities of such Person for borrowed money (including overdrafts) or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities, (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (d) all Capitalized Lease Obligations of such Person, (e) all obligations of such Person under or in respect of Interest Rate Agreements or Currency Agreements, (f) all Indebtedness referred to in (but not excluded from) the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), (g) all guarantees by such Person of Indebtedness referred to in this definition of any other Person, (h) all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends and (i) all Attributable Debt of such Person. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

          "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

          "Initial Notes" has the meaning specified in the recitals to this Indenture.

          "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

          "Interest Payment Date", when used with respect to any Note, means the Stated Maturity of an installment of interest on such Note.

          "Interest Rate Agreements" means any interest rate protection agreements and other types of interest rate hedging agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements).

          "Investment" means, with respect to any Person, any direct or indirect advance, loan, guarantee or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued or owned by, any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP. In addition, the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary shall be deemed to be an "Investment" made by the Company in such Unrestricted Subsidiary at such time. "Investments" shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

          "Leveraged Subsidiary" means any Restricted Subsidiary that has incurred Indebtedness (other than Acquired Indebtedness pursuant to Section 1008 and Indebtedness described in clauses (e), (g), (h), (k), (1), (m), (n) and (o) of the definition of "Permitted Indebtedness") pursuant to Section 1008 for so long as such Indebtedness, or any refinancing thereof, is outstanding.

          "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

          "Maturity" means, with respect to any Note, the date on which any principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, purchase or otherwise.

          "Moody's" means Moody's Investors Service, Inc. and its successors.

          "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment banks) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee.

          "Non-U.S. Person" means a person who is not a U.S. person as defined in Regulation S.

          "Note Register" and "Note Registrar" have the respective meanings specified in Section 305.

          "Notes" has the meaning stated in the first recital of this Indenture.

          "Officers' Certificate" means a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

          "Offshore Global Note" has the meaning set forth in Section 201.

          "Offshore Note Exchange Date" has the meaning set forth in Section
203.

          "Offshore Physical Note" has the meaning set forth in Section 201.

          "Opinion of Counsel" means a written opinion of legal counsel, who may be counsel for the Company, including an employee of the Company, and who shall be reasonably acceptable to the Trustee.

          "Outstanding", when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

          (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Notes, or portions thereof, for whose payment or repayment at the option of the Holder money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes;

          (iii) Notes, except to the extent provided in Sections 1402 and 1403, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Fourteen; and

          (iv) Notes which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor.

          "Paying Agent" means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (or premium, if any, on) or interest on any Notes on behalf of the Company.

         "Permitted Indebtedness" means any of the following:

          (a) (i) Indebtedness of the Company, any Guarantor or any Foreign Subsidiary (provided that Indebtedness of any Foreign Subsidiary is incurred to fund operations outside the United States), under the Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed $600,000,000 less (x) the amount of any principal payments made by the Company in respect of any term loans under the Credit Agreement other than principal payments made with proceeds of the offering of the Notes and the Senior Notes and (y) the amount by which the aggregate commitment under any revolving credit facility under the Credit Agreement at any time has been permanently reduced and (ii) any guarantee by the Company or any Guarantor of Indebtedness incurred under clause (i);

          (b) Indebtedness of the Company pursuant to the Notes or the Senior Subordinated Notes or of any Restricted Subsidiary pursuant to a Guarantee of the Notes or a guarantee of the Senior Subordinated Notes;

          (c) Indebtedness of the Company or any Restricted Subsidiary not otherwise referred to in this definition, whether contingent or otherwise, that is outstanding on the date of this Indenture;

          (d) Indebtedness of the Company owing to any Restricted Subsidiary; provided that any Indebtedness of the Company owing to any such Restricted Subsidiary is made pursuant to an intercompany note in the form attached hereto as Exhibit B and is subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of the Company's obligations under such Notes; provided further that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or another Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Company not permitted by this clause (d);

          (e) Indebtedness of any Restricted Subsidiary owing to the Company or to another Restricted Subsidiary; provided that any such Indebtedness is made pursuant to an intercompany note in the form attached to this Indenture and such Indebtedness of any Guarantor is subordinated in right of payment to the Guarantee of such Guarantor; provided further that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to (i) the Company or a Restricted Subsidiary or (ii) the Banks as security for obligations under the Credit Agreement by the Company or a Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by such Restricted Subsidiary not permitted by this clause (e);

          (f) guarantees of any Restricted Subsidiary of Indebtedness of the Company entered into in accordance with the provisions of Section 1013;

          (g) obligations of the Company or any Guarantor entered into in the ordinary course of business (i) pursuant to Interest Rate Agreements designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates in respect of Indebtedness of the Company or any Restricted Subsidiary, which obligations do not exceed the aggregate principal amount of such Indebtedness and (ii) pursuant to Currency Agreements entered into by the Company or any of its Restricted Subsidiaries in respect of its (x) assets or (y) obligations, as the case may be, denominated in a foreign currency;

          (h) Capitalized Lease Obligations and Purchase Money Obligations of the Company or any Guarantor in an aggregate amount which does not exceed
     (i) $25,000,000 incurred in any one year and (ii) $50,000,000 at any one time outstanding;

          (i) Indebtedness of the Company or any Guarantor consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock of Restricted Subsidiaries;

          (j) any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") of any Indebtedness referred to in clause (b) or (c) of this definition, including any successive refinancings, so long as (i) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount (or, if such Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced, plus the lesser of the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined as necessary to accomplish such refinancing, (ii) in the case of any refinancing of Indebtedness that is expressly subordinated to the Indebtedness under the Notes such new Indebtedness is made subordinate to the Notes at least to the same extent as the Indebtedness being refinanced,
     (iii) such new Indebtedness has an Average Life longer than the Average Life of the Notes and a final Stated Maturity later than the final Stated Maturity of the Notes and (iv) Indebtedness of the Company or a Guarantor may only be refinanced with Indebtedness of the Company or a Guarantor;

          (k) Indebtedness of the Company or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of the Company or such Restricted Subsidiary, as the case may be, obtaining knowledge of the incurrence thereof;

          (l) Indebtedness of the Company or any Restricted Subsidiary represented by (x) letters of credit for the account of the Company or any Restricted Subsidiary or (y) other obligations to reimburse third parties pursuant to any surety bond or other similar arrangements, which letters of credit or other obligations, as the case may be, are intended to provide security for workers' compensation claims, payment obligations in connection with self-insurance or other similar requirements in the ordinary course of business;

          (m) Indebtedness, if any, of the Company or any Restricted Subsidiary arising by reason of the recharacterization of the sale of accounts receivable to an Accounts Receivable Subsidiary;

          (n) Indebtedness of any Foreign Subsidiary incurred to fund operations outside the United States, provided that at the time of, and immediately after giving effect to, such incurrence the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 1008; and

          (o) Indebtedness of the Company or any Restricted Subsidiary not otherwise permitted by the foregoing clauses (a) through (n) in an aggregate principal amount not in excess of $50,000,000 at any one time outstanding.

          "Permitted Investments" means any of the following:

          (a)  Investments in Cash Equivalents;

          (b)  Investments in the Company or any Restricted Subsidiary;
          (c)  intercompany Indebtedness to the extent permitted under clauses
(d) and (e) of the definition of "Permitted Indebtedness";

          (d) Investments not otherwise permitted by the foregoing clauses (a) through (c) or in the following clauses (e) through (m) in an amount not to exceed $37,500,000 at any one time outstanding;

          (e) Investments by the Company or any Restricted Subsidiary in another Person, if as a result of such Investment (i) such other Person becomes a Restricted Subsidiary or (ii) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary;

          (f) bonds, notes, debentures and other securities received as consideration for Asset Sales to the extent permitted under Section 1015;

          (g) lease, utility and other similar deposits in the ordinary course of business;

          (h) prepaid expenses incurred in the ordinary course of business consistent with past practices;

          (i)  negotiable instruments held for collection;

          (j) Investments in the form of the sale (on a "true-sale" non-recourse basis) or the servicing of receivables transferred from the Company or any Restricted Subsidiary, or transfers of cash, to an Accounts Receivable Subsidiary as a capital contribution or in exchange for Indebtedness of such Accounts Receivable Subsidiary or cash in the ordinary course of business;

          (k) Investments in joint ventures, partnerships or other Persons made at any time reasonably related or complementary to the businesses of the Company on the date of this Indenture so long as at the time of making such Investment and after giving effect to such Investment on a pro forma basis, the Consolidated Fixed Charge Coverage Ratio calculated as set forth in
     Section 1008 would have been at least equal to 4.0 to 1.0, provided that such Investment is in furtherance of the Company's business and no Affiliate of the Company (other than a Restricted Subsidiary) or beneficial holder of 5% or more of any class of Capital Stock of the Company shall beneficially own Capital Stock in the Person in which such Investment is made;

          (l) personal loans or advances to employees of the Company or any Restricted Subsidiary which loans and advances do not in the aggregate exceed $10,000,000 outstanding at any one time; and

          (m) loans or advances to customers or suppliers of the Company or any Restricted Subsidiary in the ordinary course of business, which loans and advances do not in the aggregate exceed $10,000,000 outstanding at any one time.

          "Permitted Liens" means the following types of Liens:

          (a) Liens (other than Liens securing Indebtedness under the Credit Agreement) existing on the date of this Indenture;

          (b) Liens on property or assets of the Company or any Restricted Subsidiary securing Indebtedness under the Credit Agreement in a principal amount not to exceed the principal amount of the outstanding Indebtedness permitted by clause (a)(i) of the definition of "Permitted Indebtedness";

          (c) Liens on any property or assets of a Restricted Subsidiary granted in favor of the Company or any wholly owned Restricted Subsidiary;

          (d) Liens on any property or assets of the Company or any Restricted Subsidiary securing the Notes;

          (e) any interest or title of a lessor under any Capitalized Lease Obligation or Sale and Leaseback Transaction so long as the Attributable Debt secured by such Lien is not incurred in violation of Section 1008;

          (f) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like Liens arising in the ordinary course of business of the Company or any Restricted Subsidiary and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceeding, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

          (g) Liens for taxes, assessments, government charges or claims that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

          (h) Liens incurred or deposit made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance bonds and other obligations of a like nature incurred in the ordinary course of business (other than contracts for the payment of money);

          (i) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any Restricted Subsidiary;

          (j) Liens arising by reason of any judgment, decree or order of any court so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (k) Liens securing Acquired Indebtedness created prior to (and not in connection with or in contemplation of) the incurrence of such Indebtedness by the Company or any Restricted Subsidiary, provided that such Lien does not extend to any property or assets of the Company or any Restricted Subsidiary other than the assets acquired in connection with the incurrence of such Acquired Indebtedness;

          (l) Liens securing obligations of the Company or any Guarantor under Interest Rate Agreements or Currency Agreements or any collateral for the Indebtedness to which such Interest Rate Agreements or Currency Agreements relate;

          (m) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

          (n) Liens securing reimbursement obligations of the Company or any Guarantor with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

          (o) Liens arising from purchase money mortgages and purchase money security interests incurred in the normal and ordinary course of the business of the Company or any Guarantor; provided that (i) the related Indebtedness shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired and (ii) the Lien securing such Indebtedness shall be created within 60 days of such acquisition;

          (p) Liens upon specific items of inventory or other goods and proceeds of the Company or any Guarantor securing their obligations in respect of bankers' acceptances issued or created for the account of any such Person to facilitate the purchase, shipment or storage of such inventory of other goods;

          (q) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (r) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and the Restricted Subsidiaries, taken as a whole;

          (s) any interest or title of a lessor in any property that is (i) subject to any lease or (ii) located on the real property subject to any lease;

          (t) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

          (u) Liens on the property or assets or Capital Stock of Accounts Receivable Subsidiaries and Liens arising out of any sale of accounts receivable in the ordinary course to or by an Accounts Receivable Subsidiary;

          (v) Liens securing Indebtedness incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of the Company or a Restricted Subsidiary; provided, however, that the Lien may not extend to any property or assets of the Company or any Restricted Subsidiary other than the property acquired, constructed, repaired, improved or added to, and the Indebtedness secured by such Lien may not be incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien; provided, further, however, that all such Indebtedness does not exceed 10% of the Company's consolidated tangible assets at the time of incurrence;

          (w) Liens not otherwise permitted by the foregoing clauses (a) through (v) securing obligations or other liabilities (other than Indebtedness) of the Company or any Restricted Subsidiary; provided, however, that the aggregate amount of such obligations and liabilities secured by such Liens shall not exceed $10,000,000 outstanding at any one time; and

          (x) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (v), provided that any such extension, renewal or replacement shall be no more restrictive in any material respect than the Lien so extended, renewed or replaced and shall not extend to any additional property or assets.

          "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Physical Notes" has the meaning set forth in Section 201.

          "Place of Payment" means the office or agency maintained by the Company where the principal of (and premium, if any, on) and interest on the Notes are payable as specified in Section 1002.

          "Predecessor Note" of any particular Note, means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

          "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding or issued after the date of this Indenture, including, without limitation, all classes and series of preferred or preference stock of such Person.

          "Private Placement Legend" has the meaning set forth in Section 203.

          "Purchase Money Obligations" means, with respect to any Person, obligations, other than Capitalized Lease Obligations, incurred or assumed in the ordinary course of business in connection with the purchase of property to be used in the business of such Person within 90 days of such purchase, provided that the amount of any Purchase Money Obligation shall not exceed the purchase price of the property purchased.

          "QIB" means a "Qualified Institutional Buyer" within the meaning of Rule 144A under the Securities Act.

          "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

          "Redeemable Capital Stock" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity.

          "Registration Rights Agreement" means the Registration Rights Agreement dated as of July 9, 1997, among the Company, the Guarantors and the Holders of Initial Notes.

          "Registration Statement" means the Registration Statement as defined in the Registration Rights Agreement.

          "Regular Record Date" has the meaning specified in Section 301.

          "Responsible Officer", when used with respect to the Trustee, means any vice president, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

          "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary.

          "S&P" means Standard and Poor's Ratings Group, A Division of McGraw-Hill, Inc., and its successors.

          "Sale and Leaseback Transaction" means any transaction or series of related transactions pursuant to which the Company or a Restricted Subsidiary sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

          "Senior Indebtedness" means (i) all obligations of the Company, now or hereafter existing, under or in respect of the Credit Agreement, whether for principal, premium, if any, interest (including interest accruing after the filing of, or which would have accrued but for the filing of, a petition by or against the Company under Bankruptcy Law, whether or not such interest is allowed as a claim after such filing in any proceeding under such law), fees, expenses, indemnities, gross-ups or other payments thereunder, (ii) the principal of, premium, if any, and interest on the Notes and (iii) the principal of, premium, if any, and interest on all other Indebtedness of the Company (other than the Senior Subordinated Notes and the Convertible Notes), whether outstanding on the date of this Indenture or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (i) Indebtedness evidenced by the Senior Subordinated Notes or the Convertible Notes, (ii) Indebtedness of the Company that is expressly subordinated in right of payment to any Indebtedness of the Company, (iii) Indebtedness of the Company to the extent incurred in violation of any covenant prohibiting the incurrence of Indebtedness under this Indenture, (iv) any liability for federal, state or local taxes or other taxes, owed or owing by the Company, (v) trade account payables owed or owing by the Company, (vi) amounts owed by the Company for compensation to employees or for services rendered to the Company, (vii) Indebtedness of the Company to any Subsidiary or any other Affiliate of the Company, (viii) Redeemable Capital Stock of the Company and
(ix) Indebtedness which when incurred and without respect to any election under
Section 1111 (b) of Title 11 of the United States Code is without recourse to the Company or any Subsidiary.

          "Senior Subordinated Notes" means the 9% Senior Subordinated Notes due 2007 of the Company, issued pursuant to an Indenture dated the date hereof among the Company, the Guarantors and The Bank of New York, as trustee.

          "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

          "Significant Subsidiary" means any Restricted Subsidiary that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 5% of the consolidated revenues of the Company and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 5% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

          "Special Record Date" for the payment of any Defaulted Interest on the Notes means a date fixed by the Trustee pursuant to Section 307.

          "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

          "Subsidiary" means any Person, a majority of the equity ownership or Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries or by the Company and one or more other Subsidiaries.

          "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed, except as provided in Section 905.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder.

          "United States" means the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

          "Unrestricted Subsidiary" means (a) any Subsidiary that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (b) any Subsidiary of an Unrestricted Subsidiary; provided, however, that in no event shall any Guarantor be an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as (i) neither the Company nor any Restricted Subsidiary is directly or indirectly liable for any Indebtedness of such Subsidiary, (ii) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity, (iii) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary will not violate the provisions of Section 1017, (iv) neither the Company nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from persons who are not Affiliates of the Company and (v) neither the Company nor any Restricted Subsidiary has any obligation (1) to subscribe for additional shares of Capital Stock or other equity interest in such Subsidiary or (2) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing a board resolution with the Trustee giving effect to such designation. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary if, immediately after giving effect to such designation, there would be no Default or Event of Default under this Indenture and the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 1008.

          "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

          "U.S. Global Note" has the meaning set forth in Section 201.

          "U.S. Physical Note" has the meaning set forth in Section 201.

          "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

          "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

          SECTION 102.  Compliance Certificates and Opinions.

          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel to the effect that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of any such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

          Every certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 1007) shall include:

          (1) a statement to the effect that each individual or firm signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement to the effect that, in the opinion of each such individual or such firm, he or she has or they have made such examination or investigation as is necessary to enable him, her or them to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual or such firm, such covenant or condition has been complied with.

          SECTION 103.  Form of Documents Delivered to Trustee.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company or of a Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or such Guarantor stating that the information with respect to such factual matters is in the possession of the Company or such Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          SECTION 104.  Acts of Holders.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the Outstanding Notes may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.

          (d) If the Company shall solicit from the Holders of Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

          (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company or any Guarantor in reliance thereon, whether or not notation of such action is made upon such Note.



          SECTION 105.  Notices, etc., to Trustee, Company and Agent Bank.

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee by any Holder or by the Company or any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office,
     Attention:  Corporate Trust Trustee Administration, or

          (2) the Company or any Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company or such Guarantor addressed to it at the address of its principal office, for the attention of the Chief Financial Officer, specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Trustee by the Company.

          SECTION 106.  Notice to Holders; Waiver.

          Where this Indenture provides for notice of any event to Holders of Notes by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each such Holder affected by such event, at its address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.
In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

          In case, by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impractical to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be sufficient giving of such notice for every purpose hereunder.

          Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          SECTION 107.  Effect of Headings and Table of Contents.

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          SECTION 108.  Successors and Assigns.

          All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

          SECTION 109.  Separability Clause.

          In case any provision in this Indenture or in any Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 110.  Benefits of Indenture.

          Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Authenticating Agent, any Paying Agent, any Notes Registrar and their successors hereunder and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

          SECTION 111.  Governing Law.

          This Indenture and the Notes shall be governed by and construed in accordance with the law of the State of New York. Upon the effectiveness of the Shelf Registration Statement or the consummation of the Exchange Offer, this Indenture will be subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

          SECTION 112.  Legal Holidays.

          In any case where any Interest Payment Date or Stated Maturity or Maturity of any Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of any Note) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Stated Maturity or Maturity, as the case may be.

          SECTION 113.  Trust Indenture Act Controls.

          If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

          SECTION 114.  No Recourse Against Others.

          A director, officer, employee or stockholder, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or such Guarantor under the Notes, any Guarantee or this Indenture, as applicable, or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note and the related Guarantee, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes and the Guarantees.


                                        ARTICLE TWO

                                        NOTE FORMS

          SECTION 201.  Forms Generally.

          The Initial Notes shall be known as the "8-3/8% Senior Notes due 2005" and the Exchange Notes shall be known as the "8-3/8% Series B Senior Notes due 2005", in each case, of the Company. The Notes and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers of the Company executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

          The definitive Notes shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Notes, as evidenced by their execution of such Notes.

          Initial Notes offered and sold in reliance on Rule 144A under the Securities Act may be issued in the form of one or more permanent global Notes in substantially the form set forth in Exhibit A and contain each of the legends set forth in Section 203 (the "U.S. Global Note"), deposited with the Trustee, as custodian for the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

          Initial Notes offered and sold in offshore transactions in reliance on Regulation S under the Securities Act shall be issued in the form of a single permanent global Note in substantially the form set forth in Exhibit A (the "Offshore Global Note") deposited with the Trustee, as custodian for the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Offshore Global Note may from time to time be increased or decreased by adjustments made in the records of the Trustee, as custodian for the Depositary or its nominee, as herein provided. Initial Notes issued pursuant to Section 305 in exchange for or upon transfer of beneficial interests in the U.S. Global Note or the Offshore Global Note shall be in the form of U.S. Physical Notes or in the form of permanent certificated Notes substantially in the form set forth in Exhibit A (the "Offshore Physical Notes"), respectively, as hereinafter provided.

          Initial Notes which are offered and sold to Institutional Accredited Investors which are not QIBs (excluding Non-U.S. Persons) shall be issued in the form of permanent certificated Notes in substantially the form set forth in Exhibit A and contain the Private Placement Legend as set forth in Section 203 (the "U.S. Physical Notes").

          The Offshore Physical Notes and U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes". The U.S. Global Note and the Offshore Global Note are sometimes collectively referred to as the "Global Notes".

          Exchange Notes shall be issued substantially in the form set forth in Exhibit A.

          SECTION 202.  Form of Trustee's Certificate of Authentication.

          Subject to Section 611, the Trustee's certificate of authentication shall be in substantially the following form:

          This is one of the Notes referred to in the within-mentioned
Indenture.

                                        THE BANK OF NEW YORK,
                                             as Trustee

     Dated:                              By:
           ----------------                 --------------------
                                        Authorized Signatory

          SECTION 203.  Restrictive Legends.

          Unless and until (i) an Initial Note is sold pursuant to an effective Shelf Registration Statement or (ii) an Initial Note is exchanged for an Exchange Note in an Exchange Offer pursuant to an effective Exchange Offer Registration Statement, in each case pursuant to the Registration Rights Agreement, (A) each U.S. Global Note and U.S. Physical Note shall bear the following legend set forth below (the "Private Placement Legend") on the face thereof and (B) the Offshore Physical Notes and Offshore Global Note shall bear the Private Placement Legend on the face thereof until at least 41 days after the date hereof (the "Offshore Note Exchange Date") and receipt by the Company and the Trustee of a certificate substantially in the form provided in Section 204:

     THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 903 OR 904 OF REGULATION S, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OR THIS SECURITY) AND THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF,
     (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S, (E) TO AN ACCREDITED INVESTOR THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT (AND IF ACQUIRING THE SECURITIES FROM SUCH AN ACCREDITED INVESTOR, IS ACQUIRING SECURITIES HAVING AN AGGREGATE PRINCIPAL AMOUNT OF NOT LESS THAN $100,000), OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE, THE TRANSFER AGENT AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER
     (I) PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

          Each Global Note, whether or not an Initial Note, shall also bear the following legend on the face thereof:

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 311 AND 312 OF THE INDENTURE.

          SECTION 204. Form of Certificate to Be Delivered upon Termination of Restricted Period.


                                                  On or after August 18, 1997

THE BANK OF NEW YORK
101 Barclay Street
New York, NY  10286

Attention:  Corporate Trust Trustee Administration

               Re:  NINE WEST GROUP INC. (the "Company")
                    8-3/8% Senior Notes due 2005 (the "Notes")

Ladies and Gentlemen:

          This letter relates to $__________ principal amount of Notes represented by the offshore global note certificate (the "Offshore Global Note"). Pursuant to Section 203 of the Indenture dated as of July 9, 1997 relating to the Notes (the "Indenture"), we hereby certify that (1) we are the beneficial owner of such principal amount of Notes represented by the Offshore Global Note and (2) we are a Non-U.S. Person to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the Securities Act of 1933, as amended ("Regulation S"). Accordingly, you are hereby requested to issue an Offshore Physical Note representing the undersigned's interest in the principal amount of Notes represented by the Offshore Global Note, all in the manner provided by the Indenture.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.


          Very truly yours,

          [Name of Holder]

          By:
             ------------------------
               Authorized Signature



                                        ARTICLE THREE

                                          THE NOTES

          SECTION 301.  Amount.

          The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $200,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 306, 311, 312, 906, 1014 or 1015 or pursuant to an Exchange Offer.

          The Stated Maturity of the Notes shall be August 15, 2005, and they shall bear interest at the rate of 8-3/8% per annum from July 9, 1997, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable on February 15, 1998 and semi-annually thereafter on February 15th and August 15th in each year, until the principal thereof is paid in full and to the Person in whose name the Note (or any predecessor Note) is registered at the close of business on the February 1st or August 1st immediately preceding such Interest Payment Date (each, a "Regular Record Date"). Interest will be computed on the Notes as specified in Section 310 hereof.

          The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose; provided, however, that, at the option of the Company, interest may be paid (a) by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register or (b) by wire transfer to an account maintained by the payee in the United States.

          Holders shall have the right to require the Company to purchase their Notes, in whole or in part, in the event of a Change of Control pursuant to
Section 1014 and in the event of certain Asset Sales pursuant to Section 1015.

          The Notes shall not be redeemable at the option of the Company prior to their Stated Maturity.

          SECTION 302.  Denominations.

          The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.
          SECTION 303.  Execution, Authentication, Delivery and Dating.

          The Notes shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Financial Officer or a Vice President. The signature of any of these officers on the Notes may be the manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.

          Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

          On Company Order, the Trustee shall authenticate for original issue Initial Notes in an aggregate principal amount not to exceed $200,000,000. On Company Order, the Trustee shall authenticate for original issue Exchange Notes in an aggregate principal amount not to exceed $200,000,000; provided that such Exchange Notes shall be issuable only upon the valid surrender for cancellation of Initial Notes of a like aggregate principal amount in accordance with an Exchange Offer pursuant to the Registration Rights Agreement. In each case, the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company that it may reasonably request in connection with such authentication of Notes. Such order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

          Each Note shall be dated the date of its authentication.

          No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

          In case the Company or any Guarantor, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company or such Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 303 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

          SECTION 304.  Temporary Notes.

          Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

          If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes, upon surrender of the temporary Notes at the office or agency of the Company in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and, upon Company Order, the Trustee shall authenticate and make available for delivery in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

          SECTION 305.  Registration, Registration of Transfer and Exchange.

          The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register for the Notes (the register maintained in the Corporate Trust Office of the Trustee and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Note Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as note registrar (the Trustee in such capacity, together with any successor Trustee in such capacity, the "Note Registrar") for the purpose of registering Notes and transfers of Notes as herein provided.

          Upon surrender for registration of transfer of any Note at the office or agency in a Place of Payment, the Company shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee, one or more new Notes, of any authorized denominations and of a like aggregate principal amount and tenor.

          At the option of the Holder, Notes may be exchanged for other Notes, of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Notes which the Holder making the exchange is entitled to receive; provided that no exchange of Initial Notes for Exchange Notes shall occur until an Exchange Offer Registration Statement shall have been declared effective by the Commission, the Trustee shall have received an Officers' Certificate confirming that the Exchange Offer Registration Statement has been declared effective by the Commission and the Initial Notes to be exchanged for the Exchange Notes shall be cancelled by the Trustee.

          All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

          Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Note Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 304, 906, 1014, 1015 or 1108 not involving any transfer.

          The Company shall not be required to issue, register the transfer of or exchange any Note which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Note not to be so repaid.

          SECTION 306.  Mutilated, Destroyed, Lost and Stolen Notes.

          If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding, or, in case any such mutilated Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

          If there shall be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and
(ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding, or, in case any such destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

          Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note, shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

          SECTION 307.  Payment of Interest; Interest Rights Preserved.

          Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the Place of Payment; provided, however, that each installment of interest on any Note may at the Company's option be paid (i) by mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 308, to the address of such Person as it appears on the Note Register or (ii) by wire transfer to an account located in the United States maintained by the payee.

          Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such defaulted interest and, if applicable, interest on such defaulted interest (to the extent lawful) at the rate specified in the Notes (such defaulted interest and, if applicable, interest thereon herein collectively called "Defaulted Interest") may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided in
     Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose name the Registered Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause
     (2).

          (2) The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section and Section 305, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

          SECTION 308.  Persons Deemed Owners.

          Prior to due presentment of a Note for registration of transfer, the Company, any Guarantor, the Trustee and any agent of the Company, any Guarantor or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any, on) and (subject to Sections 305 and 307) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, any Guarantor, the Trustee or any agent of the Company, any Guarantor or the Trustee shall be affected by notice to the contrary.

          SECTION 309.  Cancellation.

          All Notes surrendered for payment, repayment at the option of the Holder, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Notes so delivered to the Trustee shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures unless by Company Order the Company shall direct that cancelled Notes be returned to it.

          SECTION 310.  Computation of Interest.

          Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

          SECTION 311.  Book-Entry Provisions for Global Notes.

          (a) Each Global Note initially shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 203.

          Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note, and the Depositary may be treated by the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Guarantors, the Trustee or any agent of the Company, the Guarantors or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Note. The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

          (b) Interests of beneficial owners in a Global Note may be transferred in accordance with the applicable rules and procedures of the Depositary and the provisions of Section 312. Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees, except (i) as otherwise set forth in
Section 312 and (ii) U.S. Physical Notes or Offshore Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Note or the Offshore Global Note, respectively, in the event that the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the applicable Global Note or the Depositary ceases to be a "Clearing Agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days. In connection with a transfer of an entire Global Note to beneficial owners pursuant to clause (ii) of this paragraph (b), the applicable Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the applicable Global Note, an equal aggregate principal amount at maturity of U.S. Physical Notes (in the case of the U.S. Global Note) or Offshore Physical Notes (in the case of the Offshore Global Note), as the case may be, of authorized denominations.

          (c) Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

          (d) Any U.S. Physical Note delivered in exchange for an interest in the U.S. Global Note pursuant to paragraph (b) of this Section shall, unless such exchange is made on or after the Resale Restriction Termination Date and except as otherwise provided in Section 312, bear the Private Placement Legend.

          SECTION 312.  Transfer Provisions.

          Unless and until (i) an Initial Note is sold pursuant to an effective Registration Statement, or (ii) an Initial Note is exchanged for an Exchange
Note in the Exchange Offer pursuant to an effective Registration Statement, in each case, pursuant to the Registration Rights Agreement, the following provisions shall apply:

          (a) General. The provisions of this Section 312 shall apply to all transfers involving any Physical Note and any beneficial interest in any Global Note.

          (b) Certain Definitions. As used in this Section 312 only, "delivery" of a certificate by a transferee or transferor means the delivery to the Note Registrar by such transferee or transferor of the applicable certificate duly completed; "holding" includes both possession of a Physical Note and ownership of a beneficial interest in a Global Note, as the context requires; "transferring" a Global Note means transferring that portion of the principal amount of the transferor's beneficial interest therein that the transferor has notified the Note Registrar that it has agreed to transfer; and "transferring" a Physical Note means transferring that portion of the principal amount thereof that the transferor has notified the Note Registrar that it has agreed to transfer.

          As used in this Indenture, "Accredited Investor Certificate" means a certificate substantially in the form set forth in Section 313; "Regulation S Certificate" means a certificate substantially in the form set forth in Section 314; "Rule 144A Certificate" means a certificate substantially in the form set forth in Section 315; and "Non-Registration Opinion and Supporting Evidence" means a written opinion of counsel reasonably acceptable to the Company to the effect that, and such other certification or information as the Company may reasonably require to confirm that, the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

          (c) [Intentionally Omitted]

          (d) Deemed Delivery of a Rule 144A Certificate in Certain Circumstances. A Rule 144A Certificate, if not actually delivered, will be deemed delivered if (A) (i) the transferor advises the Company and the Trustee in writing that the relevant offer and sale were made in accordance with the provisions of Rule 144A (or, in the case of a transfer of a Physical Note, the transferor checks the box provided on the Physical Note to that effect) and (ii) the transferee advises the Company and the Trustee in writing that (x) it and, if applicable, each account for which it is acting in connection with the relevant transfer, is a qualified institutional buyer within the meaning of Rule 144A, (y) it is aware that the transfer of Notes to it is being made in reliance on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) prior to the proposed date of transfer it has been given the opportunity to obtain from the Company the information referred to in Rule 144A(d)(4), and has either declined such opportunity or has received such information (or, in the case of a transfer of a Physical Note, the transferee signs the certification provided on the Physical Note to that effect); or (B) the transferor holds the U.S. Global Note and is transferring to a transferee that will take delivery in the form of the U.S. Global Note.

          (e) Procedures and Requirements.

          1. If the proposed transfer occurs prior to the Offshore Note Exchange Date, and the proposed transferor holds:

          (A) a U.S. Physical Note which is surrendered to the Note Registrar, and the proposed transferee or transferor, as applicable:

               (i) delivers an Accredited Investor Certificate and, if required by the Company, a Non-Registration Opinion and Supporting Evidence, or delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Physical Note, then the Note Registrar shall (x) register such transfer in the name of such transferee and record the date thereof in its books and records, (y) cancel such surrendered U.S. Physical Note and (z) deliver a new U.S. Physical Note to such transferee duly registered in the name of such transferee in principal amount equal to the principal amount being transferred of such surrendered U.S. Physical Note;

               (ii) delivers (or is deemed to have delivered pursuant to clause
          (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Note, then the Note Registrar shall (x) cancel such surrendered U.S. Physical Note, (y) record an increase in the principal amount of the U.S. Global Note equal to the principal amount being transferred of such surrendered U.S. Physical Note and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer; or

               (iii) delivers a Regulation S Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the Offshore Global Note, then the Note Registrar shall (x) cancel such surrendered U.S. Physical Note, (y) record an increase in the principal amount of the Offshore Global Note equal to the principal amount being transferred of such surrendered U.S. Physical Note and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

          In any of the cases described in this Section 312(e)(1)(A), the Note Registrar shall deliver to the transferor a new U.S. Physical Note in principal amount equal to the principal amount not being transferred of such surrendered U.S. Physical Note, as applicable.

          (B) the U.S. Global Note, and the proposed transferee or transferor, as applicable:

               (i) delivers an Accredited Investor Certificate and, if required by the Company, a Non-Registration Opinion and Supporting Evidence, or delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Physical Note, then the Note Registrar shall (w) register such transfer in the name of such transferee and record the date thereof in its books and records, (x) record a decrease in the principal amount of the U.S. Global Note in an amount equal to the beneficial interest therein being transferred, (y) deliver a new U.S. Physical Note to such transferee duly registered in the name of such transferee in principal amount equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer;

               (ii) delivers (or is deemed to have delivered pursuant to clause
          (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Note, then the transfer shall be effected in accordance with the procedures of the Depositary therefor; or

               (iii) delivers a Regulation S Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the Offshore Global Note, then the Note Registrar shall (w) register such transfer in the name of such transferee and record the date thereof in its books and records, (x) record a decrease in the principal amount of the U.S. Global Note in an amount equal to the beneficial interest therein being transferred, (y) record an increase in the principal amount of the Offshore Global Note equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

          (C) the Offshore Global Note, and the proposed transferee or transferor, as applicable:

               (i) delivers an Accredited Investor Certificate and, if required by the Company, a Non-Registration Opinion and Supporting Evidence, or delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Physical Note, then the Note Registrar shall (w) register such transfer in the name of such transferee and record the date thereof in its books and records, (x) record a decrease in the principal amount of the Offshore Global Note in an amount equal to the beneficial interest therein being transferred, (y) deliver a new U.S. Physical Note to such transferee duly registered in the name of such transferee in principal amount equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer;

               (ii) delivers (or is deemed to have delivered pursuant to clause
          (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Note, then the Note Registrar shall (x) record a decrease in the principal amount of the Offshore Global Note in an amount equal to the beneficial interest therein being transferred, (y) record an increase in the principal amount of the U.S. Global Note equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer; or

               (iii) delivers a Regulation S Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the Offshore Global Note, then the transfer shall be effected in accordance with the procedures of the Depositary therefor; provided, however, that until the Offshore Note Exchange Date occurs, beneficial interests in the Offshore Global Note may be held only in or through accounts maintained at the Depositary by Euroclear or Cedel (or by Agent Members acting for the account thereof), and no person shall be entitled to effect any transfer or exchange that would result in any such interest being held otherwise than in or through such an account.

          2. If the proposed transfer occurs on or after the Offshore Notes Exchange Date and the proposed transferor holds:

          (A) a U.S. Physical Note which is surrendered to the Note Registrar, and the proposed transferee or transferor, as applicable:

               (i) delivers an Accredited Investor Certificate and, if required by the Company, a Non-Registration Opinion and Supporting Evidence, or delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Physical Note, then the procedures set forth in
          Section 312(e)(1)(A)(i) shall apply;

               (ii) delivers (or is deemed to have delivered pursuant to clause
          (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the Offshore Global Note, then the procedures set forth in Section 312(e)(1)(A)(ii) shall apply; or

               (iii) delivers a Regulation S Certificate, then the Note Registrar shall cancel such surrendered U.S. Physical Note and at the direction of the transferee, either:

                    (x) register such transfer in the name of such transferee, record the date thereof in its books and records and deliver a new Offshore Physical Note to such transferee in principal amount equal to the principal amount being transferred of such surrendered U.S. Physical Note, or

                    (y) if the proposed transferee is or is acting through an
               Agent Member, record an increase in the principal amount of the Offshore Global Note equal to the principal amount being transferred of such surrendered U.S. Physical Note and notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

          In any of the cases described in this Section 312(e)(2)(A)(i), (ii) or
     (iii)(x), the Note Registrar shall deliver to the transferor a new U.S. Physical Note in principal amount equal to the principal amount not being transferred of such surrendered U.S. Physical Note, as applicable.

          (B) the U.S. Global Note, and the proposed transferee or transferor, as applicable:

               (i) delivers an Accredited Investor Certificate and, if required by the Company, a Non-Registration Opinion and Supporting Evidence, or delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Physical Note, then the procedures set forth in
          Section 312(e)(1)(B)(i) shall apply; or

               (ii) delivers (or is deemed to have delivered pursuant to clause
          (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Note, then the procedures set forth in Section 312(e)(1)(B)(ii) shall apply; or

               (iii) delivers a Regulation S Certificate, then the Note Registrar shall (x) record a decrease in the principal amount of the U.S. Global Note in an amount equal to the beneficial interest therein being transferred, (y) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer and (z) at the direction of the transferee, either:

                    (x) register such transfer in the name of such transferee, record the date thereof in its books and records and deliver a new Offshore Physical Note to such transferee in principal amount equal to the amount of such decrease, or

                    (y) if the proposed transferee is or is acting through an
               Agent Member, record an increase in the principal amount of the Offshore Global Note equal to the amount of such decrease.

          (C) an Offshore Physical Note which is surrendered to the Note Registrar, and the proposed transferee or transferor, as applicable:

               (i) delivers (or is deemed to have delivered pursuant to clause
          (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests delivery in the form of the U.S. Global Note, then the Note Registrar shall (x) cancel such surrendered Offshore Physical Note, (y) record an increase in the principal amount of the U.S. Global Note equal to the principal amount being transferred of such surrendered Offshore Physical Note and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer;

               (ii) where the proposed transferee is or is acting through an Agent Member, requests that the proposed transferee receive a beneficial interest in the Offshore Global Note, then the Note Registrar shall (x) cancel such surrendered Offshore Physical Note,
          (y) record an increase in the principal amount of the Offshore Global Note equal to the principal amount being transferred of such surrendered Offshore Physical Note and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer; or

               (iii) does not make a request covered by Section 312(e)(2)(C)(i) or Section 312(e)(2)(C)(ii), then the Note Registrar shall (x) register such transfer in the name of such transferee and record the date thereof in its books and records, (y) cancel such surrendered Offshore Physical Note and (z) deliver a new Offshore Physical Note to such transferee duly registered in the name of such transferee in principal amount equal to the principal amount being transferred of such surrendered Offshore Physical Note.

          In any of the cases described in this Section 312(e)(2)(C), the Note Registrar shall deliver to the transferor a new U.S. Physical Note in principal amount equal to the principal amount not being transferred of such surrendered U.S. Physical Note, as applicable.

          (D) the Offshore Global Note, and the proposed transferee or transferor, as applicable:

               (i) delivers (or is deemed to have delivered pursuant to clause
          (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests delivery in the form of the U.S. Global Note, then the Note Registrar shall (x) record a decrease in the principal amount of the Offshore Global
          Note in an amount equal to the beneficial interest therein being transferred, (y) record an increase in the principal amount of the U.S. Global Note equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer;

               (ii) where the proposed transferee is or is acting through an Agent Member, requests that the proposed transferee receive a beneficial interest in the Offshore Global Note, then the transfer shall be effected in accordance with the procedures of the Depositary therefor; or

               (iii) does not make a request covered by Section 312(e)(2)(D)(i) or Section 312(e)(2)(D)(ii), then the Note Registrar shall (w) register such transfer in the name of such transferee and record the date thereof in its books and records, (x) record a decrease in the principal amount of the Offshore Global Note in an amount equal to the beneficial interest therein being transferred, (y) deliver a new Offshore Physical Note to such transferee duly registered in the name of such transferee in principal amount equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

          (f) Execution, Authentication and Delivery of Physical Notes. In any case in which the Note Registrar is required to deliver a Physical Note to a transferee or transferor, the Company shall execute, and the Trustee shall authenticate and make available for delivery, such Physical Note.

          (g) Certain Additional Terms Applicable to Physical Notes. Any transferee entitled to receive a Physical Note may request that the principal amount thereof be evidenced by one or more Physical Notes in any authorized denomination or denominations and the Note Registrar shall comply with such request if all other transfer restrictions are satisfied.

          (h) Transfers Not Covered by Section 312(e). The Note Registrar shall effect and record, upon receipt of a written request from the Company so to do, a transfer not otherwise permitted by Section 312(e), such recording to be done in accordance with the otherwise applicable provisions of Section 312(e), upon the furnishing by the proposed transferor or transferee of a Non-Registration Opinion and Supporting Evidence.

          (i) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in the Indenture. The Note Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions with respect thereto set forth in this Indenture. The Note Registrar shall not be required to determine (but may rely upon a determination made by the Company) the sufficiency of any such certifications, legal opinions or other information.

          (j) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Note Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Note Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstances exist contemplated by the fourth paragraph of Section 201 (with respect to an Offshore Physical Note) or the requested transfer is at least two years after the original issue date of the Initial Note (with respect to any Physical Note), (ii) there is delivered to the Note Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Notes are exchanged for Exchange Notes pursuant to an Exchange Offer.

          SECTION 313.  Form of Accredited Investor Certificate.

                         Transferee Letter of Representation

The Bank of New York,
          as Trustee
101 Barclay Street, 21W
New York, New York  10286

Ladies and Gentlemen:

          In connection with our proposed purchase of $_______ aggregate principal amount of the 8-3/8% Senior Notes due 2005 (the "Notes") of Nine West Group Inc. (the "Company"), we confirm that:

          1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor," and we are acquiring the Notes for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or other applicable securities law and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          2. We understand and acknowledge that the Notes have not been registered under the Securities Act, or any other applicable securities law and may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities law, or pursuant to an exemption therefrom, and in each case in compliance with the conditions for transfer set forth below. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company or any affiliate of the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) for so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act ("Rule 144A"), to a person we reasonably believe is a "Qualified Institutional Buyer" within the meaning of Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A,
     (d) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act,
     (e) to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (a)(2), (a)(3) or (a)(7) of Rule 501 under the Securities Act that is acquiring the Notes for its own account or for the account of such an institutional "accredited investor" for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver to the trustee (the "Trustee") under the Indenture pursuant to which the Notes are issued a letter from the transferee substantially in the form of this letter, which shall provide, among other things, that the transferee is a person or entity as defined in paragraph 1 of this letter and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. We acknowledge that the Company and the Trustee reserve the right prior to any offer, sale or other transfer of the Notes pursuant to clauses (d), (e) and (f) above prior to the Resale Restriction Termination Date to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

          3. We are acquiring the Notes purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.

          4. You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

     THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                              Very truly yours,

                              (Name of Purchaser)


                              By:
                                 -----------------------------

                              Date:
                                   ---------------------------

     Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:


By:
       --------------------


Date:
         ------------------


          SECTION 314.  Form of Regulation S Certificate.

                                   Regulation S Certificate

To:  The Bank of New York,
     as Trustee (the "Trustee")
     101 Barclay Street, 21W
     New York, New York  10286

         Attention:  Corporate Trust Trustee Administration

         Re:  Nine West Group Inc. (the "Company")
              8-3/8% Senior Notes due 2005 (the "Notes")

Ladies and Gentlemen:

         In connection with our proposed sale of $____ aggregate principal amount of Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S ("Regulation S") under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly, we hereby certify as follows:

         1. The offer of the Notes was not made to a person in the United
     States (unless such person or the account held by it for which it is acting is excluded from the definition of "U.S. person" pursuant to Rule 902(o) of Regulation S under the circumstances described in Rule 902(i)(3) of Regulation S) or specifically targeted at an identifiable group of U.S. citizens abroad.

         2. Either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

         3. Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable.

         4. The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

         5. If we are a dealer or a person receiving a selling concession or other fee or remuneration in respect of the Notes, and the proposed transfer takes place before the Offshore Note Exchange Date referred to in the Indentures, each dated as of July 9, 1997, among the Company, the guarantors thereunder and the Trustee, or we are an officer or director of the Company or a distributor, we certify that the proposed transfer is being made in accordance with the provisions of Rules 903 and 904(c) of Regulation S.

          You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                             Very truly yours,

                                             [NAME OF SELLER]


                                             By:
                                                -----------------------
                                                Name:
                                                Title:
                                                Address:


Date of this Certificate:  __________ __, 199_

               SECTION 315.  Form of Rule 144A Certificate.

                                   Rule 144A Certificate

To:  The Bank of New York,
     as Trustee (the "Trustee")
     101 Barclay Street, 21W
     New York, New York  10286

     Attention:  Corporate Trust Trustee Administration

     Re: Nine West Group Inc. (the "Company")
         8-3/8% Senior Notes due 2005 (the "Notes")

Ladies and Gentlemen:

          In connection with our proposed sale of $____ aggregate principal amount of Notes, we confirm that such sale has been effected pursuant to and in accordance with Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"). We are aware that the transfer of Notes to us is being made in reliance on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have been given the opportunity to obtain from the Company the information referred to in Rule 144A(d)(4), and have either declined such opportunity or have received such information.

          You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                             Very truly yours,

                                             [NAME OF PURCHASER]


                                             By:
                                                ----------------------
                                                Name:
                                                Title:
                                                Address:

Date of this Certificate:  __________ __, 199_

          SECTION 316.  CUSIP Numbers.

          The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices to Holders as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in the CUSIP numbers.


                                        ARTICLE FOUR

                                   SATISFACTION AND DISCHARGE

          SECTION 401.  Satisfaction and Discharge of Indenture.

          This Indenture shall, upon Company Request, cease to be of further effect with respect to Notes (except as to any surviving rights of registration of transfer or exchange of Notes expressly provided for) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

          (1) either

               (A) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306, and (ii) Notes for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section
          1003) have been delivered to the Trustee for cancellation; or

               (B) all Notes and, in the case of (i) or (ii) below, not theretofore delivered to the Trustee for cancellation

                    (i) have become due and payable, or

                    (ii) will become due and payable at their Stated Maturity
               within one year,

          and the Company or any Guarantor, in the case of (i) or (ii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity, as the case may be;

          (2) the Company or any Guarantor has paid or caused to be paid all other sums payable hereunder by the Company or any Guarantor; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 606, the obligations of the Company to any Authenticating Agent under Section 611 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

          SECTION 402.  Application of Trust Money.

          Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.



                                        ARTICLE FIVE

                                          REMEDIES

          SECTION 501.  Events of Default.

          "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) default in the payment of any interest on any Note when such interest becomes due and payable, and continuance of such default for a period of 30 days; or

          (2) default in the payment of the principal of (or premium, if any, on) any Note at its Maturity (upon acceleration, required purchase or otherwise); or

          (3) default in the performance, or breach, of the provisions of Article Eight, the failure to make or consummate a Change of Control Offer in accordance with Section 1014 or the failure to make or consummate an Excess Proceeds Offer in accordance with Section 1015; or

          (4) default in the performance, or breach, of any covenant or warranty of the Company or any Guarantor contained in this Indenture (other than a default in the performance, or breach of a covenant or warranty which is specifically dealt with elsewhere in this Section), and continuance of such default or breach for a period of 45 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of all Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (5) (a) one or more defaults in the payment of principal of (or premium, if any, on) Indebtedness of the Company or any Restricted Subsidiary aggregating $25,000,000 or more, when the same becomes due and payable at the stated maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived or (b) Indebtedness of the Company or any Restricted Subsidiary aggregating $25,000,000 or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment) prior to the stated maturity thereof; or

          (6) one or more final judgments or orders rendered against the Company or any Restricted Subsidiary which require the payment in money, either individually or in an aggregate amount, in excess of $25,000,000 and shall not be discharged and either (a) an enforcement proceeding shall have been commenced by any creditor upon such judgment or order or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, was not in effect; or

          (7) any Guarantee ceases to be in full force and effect or is declared null and void or any Guarantor denies that it has any further liability under any Guarantee or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture); or

          (8) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under a Bankruptcy Law or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

          (9) the institution by the Company or any Significant Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under a Bankruptcy Law or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of its property, or the making by it of a general assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.

          SECTION 502.  Acceleration of Maturity; Rescission and Annulment.

          If an Event of Default (other than an Event of Default specified in clause (8) or (9) of Section 501) occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee upon the written request of such Holders shall, declare the principal of, premium, if any, and accrued interest on all of the Outstanding Notes to be due and payable immediately, and upon any such declaration all such amounts payable shall become immediately due and payable. If an Event of Default described in clause (8) or
(9) of Section 501 occurs and is continuing, then the principal of, premium, if any, and accrued interest on all the Outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

          At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

               (A) all overdue interest on all Outstanding Notes,

               (B) all unpaid principal of (and premium, if any, on) any Outstanding Notes that has become due otherwise than by such declaration of acceleration together with interest on such unpaid principal at the rate borne by such Notes,

               (C) to the extent that payment of such interest is lawful, interest on overdue interest and overdue principal at the rate or rates borne by such Notes, and

               (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

          (2) all Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

          Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Notes because of an Event of Default specified in Section 501(5) shall have occurred and be continuing, such Event of Default and all consequences thereof (including, without limitation, any acceleration or resulting payment default) shall be automatically annulled, waived and rescinded if the Indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness or the default that is the basis for such Event of Default has been cured, and written notice of such discharge or rescission or cure, as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Notes, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period.

          SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

          The Company covenants that if

          (1) default is made in the payment of any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or
          (2) default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof,

then the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any Guarantor (in accordance with the applicable Guarantee) or any other obligor upon such Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, any Guarantor or any other obligor upon such Notes, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          SECTION 504.  Trustee May File Proofs of Claim.

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor, including any Guarantor, upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

          (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 505.  Trustee May Enforce Claims Without Possession of Notes.

          All rights of action and claims under this Indenture, the Notes or the Guarantees may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

          SECTION 506.  Application of Money Collected.

          Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          First:  To the payment of all amounts due the Trustee under Section
     606;

          Second: To the payment of the amounts then due and unpaid for principal of (and premium, if any, on) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

          Third: The balance, if any, to the Person or Persons entitled thereto, including the Company or any other obligor on the Notes, as their interests may appear or as a court of competent jurisdiction may direct.

          SECTION 507.  Limitation on Suits.

          No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (2) the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes shall have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture, any Note or any Guarantee to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, any Note or any Guarantee, except in the manner herein provided and for the equal and ratable benefit of all Holders.

          SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

          Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Eleven) of the principal of (and premium, if any, on) and (subject to Section 307) interest on, such Note on the respective Stated Maturities expressed in such Note and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

          SECTION 509.  Restoration of Rights and Remedies.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Notes shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
          SECTION 510.  Rights and Remedies Cumulative.

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of
Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 511.  Delay or Omission Not Waiver.

          No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          SECTION 512.  Control by Holders.

          The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that

          (1) such direction shall not be in conflict with any rule of law or with this Indenture,

          (2) subject to Section 315 of the Trust Indenture Act, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

          (3) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders of Notes not consenting.

          SECTION 513.  Waiver of Past Defaults.

          Subject to Section 902 and the last paragraph of Section 502, the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past default hereunder and its consequences under this Indenture or any Guarantee, except a default

          (1) in respect of the payment of the principal of (or premium, if any, on) or interest on any Note, or

          (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

          Upon any such waiver, any such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture and the Guarantees; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

          SECTION 514.  Waiver of Stay or Extension Laws.

          Each of the Company, the Guarantors and any other obligor on the Notes covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company, the Guarantors and any other obligor on the Notes (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                        ARTICLE SIX

                                        THE TRUSTEE

          SECTION 601.  Notice of Defaults.

          Within five days after the earlier of receipt from the Company of notice of the occurrence of any Default or Event of Default hereunder or the date when such Default or Event of Default becomes known to the Trustee, the Trustee shall transmit, in the manner and to the extent provided in TIA Section 313(c), notice of such default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any, on) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders; and provided further that in the case of any Default of the character specified in Section 501(4) with respect to Notes, no such notice to Holders shall be given until at least 45 days after the occurrence thereof.

          SECTION 602.  Certain Rights of Trustee.

          Subject to the provisions of TIA Sections 315(a) through 315(d) (determined as if the TIA were applicable to this Indenture at all times):

          (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (4) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Notes pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

          (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

          (9) the Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

          The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          SECTION 603.  Trustee Not Responsible for Recitals or Issuance of
Notes.

          The recitals contained herein and in the Notes, except for the Trustee's certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in its Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Notes or the proceeds thereof.

          SECTION 604.  May Hold Notes.

          The Trustee, any Authenticating Agent, any Paying Agent, any Note Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Note Registrar or such other agent.

          SECTION 605.  Money Held in Trust.

          All money received by the Trustee shall, until used or applied as herein provided, be held in trust hereunder for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

          SECTION 606.  Compensation and Reimbursement.

          The Company agrees:

          (1) to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (3) to indemnify each of the Trustee or any predecessor Trustee and its agents for, and to hold it harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any, on) or interest on particular Notes.

          When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(8) or Section 501(9), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation of the Trustee for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

          SECTION 607.  Corporate Trustee Required; Eligibility.

          There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          SECTION 608.  Resignation and Removal; Appointment of Successor.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 609.
          (b) The Trustee may resign at any time with respect to the Notes by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 609 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

          (c) The Trustee may be removed at any time with respect to the Notes by Act of the Holders of not less than a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by Section 609 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

          (d) If at any time:

          (1) the Trustee shall fail to comply with the provisions of TIA
     Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

          (2) the Trustee shall cease to be eligible under Section 607 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee with respect to all Notes, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Notes and the appointment of a successor Trustee or Trustees.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Notes, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Notes and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Notes shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

          (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Notes and each appointment of a successor Trustee with respect to the Notes to the Holders of Notes in the manner provided for in Section 106. Each notice shall include the name of the successor Trustee with respect to the Notes and the address of its Corporate Trust Office.

          SECTION 609.  Acceptance of Appointment by Successor.

          (a) Each successor Trustee shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

          (b) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in paragraph (a) of this Section.

          (c) No successor Trustee shall accept its appointment unless at the time of such acceptance, such successor Trustee shall be qualified and eligible under this Article.

          SECTION 610. Merger, Conversion, Consolidation or Succession to Business.

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture, provided that the certificate of authentication the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

          SECTION 611.  Appointment of Authenticating Agent.

          At any time when any of the Notes remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes and the Trustee shall give written notice of such appointment to all Holders of Notes with respect to which such Authenticating Agent will serve, in the manner provided for in Section 106. Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, and a copy of such instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.

          Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give written notice of such appointment to all Holders of Notes, in the manner provided for in Section
106. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

          The Company agrees to pay to each Authenticating Agent from time to time such compensation for its services under this Section as shall be agreed in writing between the Company and such Authenticating Agent.

          If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

          This is one of the Notes designated therein referred to in the within-mentioned Indenture.

                                        THE BANK OF NEW YORK,
                                           as Trustee

                                        By
                                          -----------------------
                                          as Authenticating Agent

                                        By
                                          -----------------------
                                          Authorized Officer


                                     ARTICLE SEVEN

                         HOLDERS' LISTS AND REPORTS BY TRUSTEE

          SECTION 701.  Disclosure of Names and Addresses of Holders.

          Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

          SECTION 702.  Reports by Trustee.

          Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Notes pursuant to this Indenture, the Trustee shall transmit to the Holders of Notes (with a copy to the Company at the Place of Payment), in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 if required by TIA Section 313(a).


                                        ARTICLE EIGHT

                    CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

          SECTION 801.  Company May Consolidate, etc., Only on Certain Terms.

          The Company shall not, in a single transaction or a series of transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of its properties and assets to any Person or Persons, and the Company will not permit any Restricted Subsidiary to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries, to any Person or Persons, unless:

          (a) either (1) the Company shall be the continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company or such Restricted Subsidiary is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company or such Restricted Subsidiary, as the case may be, (i) shall be a corporation duly organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes and the performance and observance of every covenant of this Indenture on the part of the Company to be performed or observed;

          (b) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any obligation of the Company or any Restricted Subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

          (c) subject to Section 1020, immediately before and immediately after giving effect to any such transaction or series of transactions on a pro forma basis (on the assumption that the transaction or series of transactions occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction or series of transactions with the appropriate adjustments with respect to the transaction or series of transactions being included in such pro forma calculations), the Company (in the case of clause (1) of Subsection (a) above) or such Person (in the case of clause (2) of Subsection (a) above), could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 1008;

          (d) each Guarantor, if any, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee will apply to such Person's obligations hereunder and under the Notes;

          (e) if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of Section 1012 are complied with; and

          (f) the Company or such Person shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Section 801 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

          SECTION 802.  Guarantors May Consolidate, etc., Only on Certain Terms.

          Each Guarantor, if any (other than any Restricted Subsidiary whose Guarantee is being released pursuant to the provisions of Section 1308 as a result of such transaction), shall not, and the Company shall not permit a Guarantor to, in a single transaction or a series of transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of its properties and assets to any Person or Persons (other than the Company or any Guarantor) if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of such Guarantor and its Restricted Subsidiaries on a consolidated basis, to any Person or Persons (other than the Company or any Guarantor), unless at the time and after giving effect thereto:

          (a) either (1) such Guarantor shall be the continuing corporation or
     (2) the Person (if other than such Guarantor) formed by such consolidation or into which such Guarantor or such Restricted Subsidiary is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of such Guarantor and its Restricted Subsidiaries on a consolidated basis, (i) shall be a corporation duly organized and validly existing under the laws of the United States or any state thereof or the District of Columbia or the laws of the jurisdiction in which such Guarantor was organized and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes and the performance and observance of every covenant of this Indenture on the part of such Guarantor to be performed or observed;

          (b) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any obligation of the Company, such Guarantor or any Restricted Subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

          (c) such Guarantor or such Person shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Section 802 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

          SECTION 803.  Successor Substituted.

          Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company or any Guarantor in accordance with Sections 801 and 802, the successor Person formed by such consolidation or into which the Company or such Guarantor, as the case may be, is merged or the successor Person to which such sale, assignment, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, under this Indenture or the Guarantee, as the case may be, with the same effect as if such successor had been named as the Company or the Guarantor, as the case may be, herein or the Guarantee, as the case may be; and thereafter, except in the case of a lease, the Company shall be discharged from all obligations and covenants under the Indenture, the Note or the Guarantee, as the case may be.


                                        ARTICLE NINE

                                   SUPPLEMENTAL INDENTURES

          SECTION 901.  Supplemental Indentures Without Consent of Holders.

          Without the consent of any Holders, the Company or any Guarantor, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another Person to the Company, a Guarantor or any other obligor on the Notes, and the assumption by any such successor of the covenants of the Company or such Guarantor or obligor contained herein and in the Notes and Guarantees in accordance with Article Eight; or

          (2) to add to the covenants of the Company, any Guarantor or any other obligor on the Notes for the benefit of the Holders or to surrender any right or power conferred upon the Company, or any Guarantor or any other obligor on the Notes, herein and in the Notes or in any Guarantee; or

          (3) to cure any ambiguity, to correct or supplement any provision herein or in the Notes or in any Guarantee which may be defective or inconsistent with any other provision herein or in the Notes or in any Guarantee, or to make any other provisions with respect to matters or questions arising under this Indenture, the Notes or any Guarantee; provided that, in each case, such provisions shall not adversely affect the interests of the Holders; or

          (4) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; or

          (5)  to add a Guarantor of the Notes under this Indenture; or

          (6) to evidence and provide the acceptance of the appointment of a successor Trustee under this Indenture; or

          (7) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders as additional security for the payment and performance of the Company's and any guarantor's obligations under this Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted, to the Trustee pursuant to this Indenture or otherwise.

          SECTION 902.  Supplemental Indentures with Consent of Holders.

          With the consent of the Holders of not less than a majority in principal amount of all Outstanding Notes that are affected thereby, by Act of said Holders delivered to the Company, the Guarantors and the Trustee, the Company and the Guarantors, when authorized by or pursuant to their respective Board Resolutions, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby,

          (1) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the purchase thereof, or change the coin or currency in which any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof, or

          (2)  amend, change or modify any of the provisions of Section 1014 or
     Section 1015 including any definitions relating thereto, or

          (3) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture, or

          (4) modify any provisions of this Section, Section 1019 or Section 513, except to increase the percentage in principal amount of the Outstanding Notes required to take any of the actions described therein or to provide that certain additional provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby, or

          (5) except as otherwise permitted under Article Eight, consent to the assignment or transfer by the Company or any Guarantor of their rights or obligations under this Indenture, or

          (6) amend or modify any of the provisions of Article Thirteen in any manner adverse to the Holders.

          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

          SECTION 903.  Execution of Supplemental Indentures.

          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

          SECTION 904.  Effect of Supplemental Indentures.

          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

          SECTION 905.  Conformity with Trust Indenture Act.

          Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

          SECTION 906.  Reference in Notes to Supplemental Indentures.

          Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

          SECTION 907.  Notice of Supplemental Indentures.

          Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture.


                                   ARTICLE TEN

                                    COVENANTS

          SECTION 1001.  Payment of Principal, Premium, If Any, and Interest.

          The Company covenants and agrees for the benefit of the Holders of Notes that it will duly and punctually pay the principal of (and premium, if any, on) and interest on the Notes in accordance with the terms of the Notes and this Indenture.

          SECTION 1002.  Maintenance of Office or Agency.

          The Company will maintain in the City of New York an office or agency where Notes may be presented or surrendered for payment (the "Place of Payment"), where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company hereby designates the Corporate Trust Office as the Place of Payment.

          The Company will give prompt written notice to the Trustee of the location, and any change in the location, of the Place of Payment. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Notes for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          SECTION 1003.  Money for Notes Payments to Be Held in Trust.

          If the Company shall at any time act as its own Paying Agent with respect to the Notes, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

          Whenever the Company shall have one or more Paying Agents for the Notes, it will, prior to or on each due date of the principal of (and premium, if any, on) or interest on any Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

          The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (1) hold all sums held by it for the payment of the principal of (and premium, if any) and interest on the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (2) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal of (or premium, if any) or interest on the Notes; and

          (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Note and remaining unclaimed for one year after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

          SECTION 1004.  Corporate Existence.

          Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and each Restricted Subsidiary; provided, however, that, subject to the other provisions of this Indenture, the Company shall not be required to preserve any such right or franchise, or the existence of any Restricted Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

          SECTION 1005.  Payment of Taxes and Other Claims.

          The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (b) all lawful claims for labor, materials and supplies, which, if unpaid, would by law become a lien (other than a Permitted Lien) upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

          SECTION 1006.  Maintenance of Properties.

          The Company will cause all material properties owned by the Company or any Restricted Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order (except ordinary wear and tear) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Restricted Subsidiary and not disadvantageous in any material respect to the Holders.

          SECTION 1007.  Statement by Officers As to Default.

          (a) The Company and each Guarantor will deliver to the Trustee, within 50 days after the end of each fiscal quarter and within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer of the Company and each Guarantor as to his or her knowledge of the Company's or such Guarantor's, as the case may be, compliance with all conditions and covenants under this Indenture since the beginning of such quarter or such year, as the case may be. For purposes of this Section 1007(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

          (b) When any Default has occurred and is continuing under this Indenture, or if the trustee for or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness in the principal amount of less than US$10,000,000), the Company shall deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission an Officers' Certificate specifying such event, notice or other action within five Business Days of its occurrence.

          SECTION 1008.  Limitation on Indebtedness.

          The Company shall not, and shall not permit any Restricted Subsidiary to, create, issue, assume, guarantee or in any manner become directly or indirectly liable for the payment of, or otherwise incur (collectively, "incur"), any Indebtedness (including any Acquired Indebtedness), other than Permitted Indebtedness; provided, however, that (i) the Company and any Guarantor may incur Indebtedness (including Acquired Indebtedness) and (ii) any Restricted Subsidiary may incur Acquired Indebtedness (provided that such Acquired Indebtedness was not incurred by the acquired Person or the Person from whom the applicable assets were acquired, in connection with or in contemplation of such acquisition by such Restricted Subsidiary) if, in either case, at the time of such incurrence the Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters immediately preceding the incurrence of such Indebtedness, taken as one period (and after giving pro forma effect to (i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such four-quarter period, (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company or its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired on the first day of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such four-quarter period) and (iii) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by the Company or its Restricted Subsidiaries, as the case may be, since the first day of such four-quarter period, as if such acquisition or disposition occurred on the first day of such four-quarter period), would have been at least equal to 2.0 to 1.0.


          SECTION 1009.  Limitation on Restricted Payments.

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly,

          (i) declare or pay any dividend, or make any distribution, on any shares of the Capital Stock of the Company or any Restricted Subsidiary (other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire such shares of Qualified Capital Stock or dividends and distributions made by a Restricted Subsidiary on a pro rata basis to all shareholders of such Restricted Subsidiary);

          (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of Capital Stock of the Company or any options, warrants or other rights to acquire such shares of Capital Stock (other than such options, warrants or rights owned by the Company or a wholly owned Restricted Subsidiary);

          (iii) make any principal payment on, or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Indebtedness of the Company that is expressly subordinated in right of payment to the Notes or Indebtedness of any Guarantor that is expressly subordinated in right of payment to Indebtedness under such Guarantor's Guarantee (in each case, other than any such Indebtedness held by the Company or any Restricted Subsidiary); or

          (iv) make any Investment (other than any Permitted Investment) in any Person;

(such payments or other actions described in (but not excluded from) clauses (i) through (iv) are collectively referred to as "Restricted Payments"), unless at the time of, and immediately after giving effect to, the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution), (1) no Default or Event of Default shall have occurred and be continuing, (2) the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 1008 and (3) the aggregate amount of all Restricted Payments declared or made after the date of this Indenture shall not exceed the sum of:

          (A) 50% of the Consolidated Adjusted Net Income of the Company accrued on a cumulative basis during the period beginning on the first day of the Company's first fiscal quarter after the date of this Indenture and ending on the last day of the Company's fiscal quarter ending immediately prior to the date of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Adjusted Net Income shall be a loss, minus 100% of such amount), plus

          (B) the aggregate net cash proceeds received by the Company after the date of this Indenture from the issuance or sale (other than to any of its Restricted Subsidiaries) of shares of Qualified Capital Stock of the Company or warrants, options or rights to purchase shares of Qualified Capital Stock of the Company, plus

          (C) the aggregate net cash proceeds received after the date of this Indenture by the Company from the issuance or sale (other than to any of its Restricted Subsidiaries) of debt securities or Redeemable Capital Stock that have been converted into or exchanged for Qualified Capital Stock of the Company, to the extent such debt securities or Redeemable Capital Stock were originally sold for cash, together with the aggregate net cash proceeds received by the Company at the time of such conversion or exchange, plus

          (D) to the extent that any Investment constituting a Restricted Payment that was made after the date of this Indenture is sold or is otherwise liquidated or repaid, an amount (to the extent not included in Consolidated Adjusted Net Income) equal to the lesser of (x) the cash proceeds with respect to such Investment (less the cost of the disposition of such Investment and net of taxes) and (y) the initial amount of such Investment, plus

          (E)  $25,000,000.

          (b) Notwithstanding paragraph (a) above, the Company and any Restricted Subsidiary may take the following actions so long as (with respect to clauses (ii) through (viii) below) no Default or Event of Default shall have occurred and be continuing:

          (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration the payment of such dividend would have complied with the provisions of paragraph (a) above and such payment shall be deemed to have been paid on such date of declaration for purposes of the calculation required by paragraph (a) above;

          (ii) the repurchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Company in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Restricted Subsidiary) of, shares of Qualified Capital Stock of the Company;

          (iii) the repurchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness that is expressly subordinated in right of payment to the Notes in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Restricted Subsidiary) of, shares of Qualified Capital Stock of the Company;

          (iv) the purchase of any Indebtedness that is expressly subordinated in right of payment to the Notes at a purchase price not greater than 101% of the principal amount thereof in the event of (A) a Change of Control in accordance with provisions similar to those of Section 1014 or (B) an Excess Proceeds Offer in accordance with provisions similar to those of
     Section 1015; provided that prior to such purchase the Company has made the Change of Control Offer or Excess Proceeds Offer, as the case may be, as provided in such relevant Section with respect to the Notes and has purchased all Notes validly tendered for payment in connection with such Change of Control Offer or Excess Proceeds Offer, as the case may be;

          (v) the purchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness (other than Redeemable Capital Stock) that is expressly subordinated in right of payment to the Notes in exchange for, or out of the net cash proceeds of a substantially concurrent incurrence (other than to a Restricted Subsidiary) of, new Indebtedness of the Company that is expressly subordinated in right of payment to the Notes so long as (A) the principal amount of such new Indebtedness does not exceed the principal amount (or, if such Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) of the Indebtedness being so purchased, redeemed, defeased, acquired or retired, plus the lesser of (i) the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness being refinanced or (ii) the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, (B) such new Indebtedness is subordinated to the Notes to the same extent as such Indebtedness so purchased, redeemed, defeased, acquired or retired and (C) such new Indebtedness has an Average Life longer than the Average Life of the Notes and a final Stated Maturity of principal later than the final Stated Maturity of principal of the Notes;

          (vi) the repurchase, redemption or other acquisition or retirement for value of shares of Capital Stock of the Company issued pursuant to stock option plans of the Company; provided that (1) the Company is required, by the terms of such plans, to effect such purchase, redemption or other acquisition or retirement for value of such shares and (2) the aggregate consideration paid by the Company for such shares so purchased, redeemed or otherwise acquired or retired for value does not exceed $5,000,000 during any fiscal year of the Company;

          (vii) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with an Asset Sale or Asset Acquisition that complies with the provisions of this Indenture; and

          (viii) repurchases of Capital Stock (or warrants or options convertible into or exchangeable for such Capital Stock) deemed to occur upon exercise of stock options to the extent that shares of such Capital Stock (or warrants or options convertible into or exchangeable for such Capital Stock) represent a portion of the exercise price of such options.

The actions described in clauses (i), (ii), (iii), (iv), (vi), (vii) and (viii) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) but shall reduce the amount that would otherwise be available for Restricted Payments under clause (3) of paragraph (a) above and the actions described in clause (v) of this paragraph
(b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) and shall not reduce the amount that would otherwise be available for Restricted Payments under clause (3) of paragraph (a) above.

          (c) In computing Consolidated Adjusted Net Income of the Company under paragraph (a) above, (1) the Company shall use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (2) the Company shall be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination. If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment would in the good faith determination of the Company be permitted under the requirements of the Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Consolidated Adjusted Net Income of the Company for any period.

          SECTION 1010. Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries.

          The Company shall not sell, and shall not permit any Restricted Subsidiary to issue, any Capital Stock of such Restricted Subsidiary (other than to the Company or a Restricted Subsidiary); provided, however, that this Section 1010 shall not prohibit (i) the sale or other disposition of all, but not less than all, of the issued and outstanding Capital Stock of any Restricted Subsidiary owned by the Company or any Restricted Subsidiary in compliance with the other provisions of this Indenture, (ii) issuances or sales of Common Stock of a Restricted Subsidiary if such issuance or sale complies with Section 1015, provided that if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary, any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 1009, if made on the date of such issuance or sale, or (iii) the ownership by directors of director's qualifying shares or the ownership by foreign nationals of Capital Stock of any Restricted Subsidiary, to the extent mandated by applicable law.

          SECTION 1011.  Limitation on Transactions with Affiliates.

          The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist, any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of the Company or any Restricted Subsidiary (other than the Company or a Restricted Subsidiary so long as no Affiliate of the Company (other than a Restricted Subsidiary) or beneficial holder of 5% or more of any class or series of Capital Stock of the Company shall beneficially own Capital Stock in such Restricted Subsidiary), unless (i) such transaction or series of transactions are on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could have been obtained in an arm's-length transaction with third parties that are not Affiliates of the Company, (ii) with respect to any transaction or series of related transactions involving aggregate consideration equal to or greater than $5,000,000, the Company has delivered an Officers' Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (i) above and (iii) with respect to any transaction or series of related transactions involving aggregate consideration equal to or greater than $10,000,000, such transaction or series of related transactions has been approved by the Board of Directors of the Company (including a majority of the Disinterested Directors) or the Company has obtained a written opinion from a nationally recognized investment banking firm to the effect that such transaction or series of related transactions is fair to the Company or its Restricted Subsidiary, as the case may be, from a financial point of view; provided, however, that this Section 1011 shall not restrict (1) customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Company or any Restricted Subsidiary entered into in the ordinary course of business (including customary benefits thereunder) and payments under any indemnification arrangements permitted by applicable law, (2) the issue and sale by the Company to its stockholders of Capital Stock (other than Redeemable Capital Stock), (3) any dividends made in compliance with
Section 1009, (4) loans and advances to officers, directors, employees and consultants of the Company or any Restricted Subsidiary for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business, (5) the performance of any written agreement as in effect on the date of this Indenture and as amended from time to time, provided that any such amendment is not less favorable in any material respect to the Company or any Restricted Subsidiary than the terms in effect on the date of this Indenture, (6) tax sharing agreements between the Company and any Restricted Subsidiary providing for the payment by such Restricted Subsidiary of an amount equal to the hypothetical United States tax liability of such Restricted Subsidiary as if such Restricted Subsidiary had filed its own United States federal tax return for any given tax year and (7) transactions with or by any Accounts Receivable Subsidiary made in the ordinary course of business.

          SECTION 1012.  Limitation on Liens.

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind (other than Permitted Liens) on or with respect to any of its property or assets, including any shares of stock or indebtedness of any Restricted Subsidiary, whether owned at the date of this Indenture or hereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon, unless (x) in the case of any Lien securing Indebtedness that is expressly subordinated in right of payment to the Notes, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien and (y) in the case of any Lien securing Indebtedness that is pari passu in right of payment to the Notes, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to or pari passu with such Lien.

          (b) The Company shall not, and shall not permit any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind (other than Permitted Liens) on or with respect to any of its property or assets, including any shares of stock or indebtedness of any Restricted Subsidiary, whether owned at the date of this Indenture or hereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon, unless (x) in the case of any Lien securing Indebtedness that is expressly subordinated in right of payment to such Guarantee, such Guarantee is secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien and (y) in the case of any Lien securing Indebtedness that is pari passu in right of payment to such Guarantee, such Guarantee is secured by a Lien on such property, assets or proceeds that is senior in priority to or pari passu with such Lien.

          SECTION 1013. Limitations on Guarantees of Indebtedness by Restricted Subsidiaries.

          The Company shall not permit any Restricted Subsidiary, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of the Company unless (a) (i) if such Restricted Subsidiary is not a Guarantor, such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture, in form satisfactory to the Trustee, providing for a Guarantee of the Notes by such Restricted Subsidiary and delivers to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee to the effect that such supplemental indenture has been duly executed and delivered by such Restricted Subsidiary and is in compliance with the terms of this Indenture and (ii) with respect to any guarantee by a Restricted Subsidiary of Indebtedness that is expressly subordinated in right of payment to the Notes, any such guarantee shall be subordinated to such Restricted Subsidiary's Guarantee at least to the same extent as such guaranteed Indebtedness is subordinated to the Notes, and (b) such Restricted Subsidiary waives and shall not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee.

          SECTION 1014.  Purchase of Notes upon Change of Control.

          (a) If a Change of Control shall occur at any time, then each Holder of Notes shall have the right to require that the Company purchase such Holder's Notes, in whole or in part in integral multiples of $1,000, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount thereof, plus accrued interest, if any, to the date of purchase (the "Change of Control Purchase Date"), pursuant to the offer described below (the "Change of Control Offer") and the other procedures set forth in this Indenture.

          (b) Within 30 days following any Change of Control, the Company shall notify the Trustee thereof and give written notice of such Change of Control Offer to each Holder of Notes by first-class mail, postage prepaid, at the address of such Holder appearing in the Note Register, stating (i) the Change of Control Purchase Price and the Change of Control Purchase Date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act or any applicable securities laws or regulations; (ii) that any Note not tendered will continue to accrue interest; (iii) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; (iv) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Purchase Date; (v) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have such Notes purchased; (vi) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; (vii) the instructions that the Holders of Notes must follow in order to tender their Notes; and (viii) the circumstances and relevant facts regarding such Change of Control.

          (c) The Company shall comply to the extent applicable with the requirements of the tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations in connection with a Change of Control Offer.

          (d) The Company shall not, and shall not permit any Restricted Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions existing or under Indebtedness as in effect on the date of this Indenture or under any agreement that extends, renews, refinances or replaces any agreement governing such restrictions or Indebtedness, provided that the restrictions contained in such new agreement are no more restrictive than those under or pursuant to the agreement so extended, renewed, refinanced or replaced) that would materially impair the ability of the Company to make a Change of Control Offer to purchase the Notes or, if such Change of Control Offer is made, to pay for the Notes tendered for purchase.

          SECTION 1015.  Limitation on Sale of Assets.

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly, or indirectly, consummate an Asset Sale unless (i) the consideration received by the Company or such Restricted Subsidiary for such Asset Sale is not less than the fair market value of the assets sold (as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution) and (ii) the consideration received by the Company or the relevant Restricted Subsidiary in respect of such Asset Sale consists of at least 75% cash or Cash Equivalents; provided that any Designated Noncash Consideration received by the Company or any Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this proviso that is at that time outstanding, not in excess of $20,000,000 (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value), shall be deemed to be cash for the purposes of this Section 1015.

          (b) If the Company or any Restricted Subsidiary consummates an Asset Sale, the Company may use the Net Cash Proceeds thereof, within 12 months after such Asset Sale, to (i) permanently repay or prepay any then outstanding Senior Indebtedness of the Company or any Guarantor or Indebtedness of any non-Guarantor Restricted Subsidiary or (ii) invest (or enter into a legally binding agreement to invest) in properties and assets to replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in businesses of the Company or its Restricted Subsidiaries, as the case may be, existing on the date of this Indenture or reasonably related thereto. If any such legally binding agreement to invest such Net Cash Proceeds is terminated, then the Company may, within 90 days of such termination or within 12 months of such Asset Sale, whichever is later, invest such Net Cash Proceeds as provided in clause (i) or (ii) (without regard to the parenthetical contained in such clause (ii)) above. The amount of such Net Cash Proceeds not so used as set forth above in this paragraph (b) shall constitute "Excess Proceeds."

          (c) When the aggregate amount of Excess Proceeds exceeds $20,000,000, the Company shall, within 15 Business Days, make an offer to purchase (an "Excess Proceeds Offer") from all holders of Notes, on a pro rata basis, in accordance with the procedures set forth below, the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased with the Excess Proceeds. The offer price as to each Note shall be payable in cash in an amount equal to 100% of the principal amount of such Note plus accrued interest, if any (the "Offered Price"), to the date such Excess Proceeds Offer is consummated (the "Offer Date"). To the extent that the aggregate principal amount of Notes tendered pursuant to an Excess Proceeds Offer is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes. If the aggregate principal amount of Notes validly tendered and not withdrawn by holders thereof exceeds the Excess Proceeds, Notes to be purchased shall be selected on a pro rata basis. Upon completion of such Exceeds Proceeds Offer (or, in the event that an Excess Proceeds Offer is not required to be made to the Holders of the Notes as a result of the proviso in the first sentence of this Section 1015(c)), the amount of Excess Proceeds shall be reset to zero.

          (d) Whenever the Excess Proceeds received by the Company exceed $20,000,000, such Excess Proceeds shall be set aside by the Company in a separate account pending (i) deposit with the Trustee or a paying agent of the amount required to purchase the Notes tendered in an Excess Proceeds Offer, (ii) delivery by the Company of the Offered Price to the holders of the Notes tendered in an Excess Proceeds Offer and (iii) application, as set forth above, of Excess Proceeds for general corporate purposes. Such Excess Proceeds may be invested in Cash Equivalents, provided that the maturity date of any investment shall not be later than the Offer Date. The Company shall be entitled to any interest or dividends accrued, earned or paid on such Cash Equivalents.

          (e) If the Company becomes obligated to make an Excess Proceeds Offer pursuant to clause (c) above, the Notes shall be purchased by the Company, at the option of the Holders thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 30 days and not later than 60 days from the date the notice is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act, subject to proration in the event the amount of Excess Proceeds is less than the aggregate Offered Price of all Notes tendered.

          (f) Within 15 days after the obligation of the Company to make an Excess Proceeds Offer arises, the Company shall notify the Trustee thereof and give written notice of such Excess Proceeds Offer to each Holder of Notes by first-class mail, postage prepaid, at the address of such Holder appearing in the Note Register, stating, (i) the Offered Price and the Offer Date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act or any applicable securities laws or regulations; (ii) that any Note not tendered will continue to accrue interest;
(iii) that, unless the Company defaults in the payment of the Offered Price, any Notes accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the date of purchase; (iv) that Holders electing to have any Notes purchased pursuant to a Excess Proceeds Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Offer Date; (v) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Offer Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have such Notes purchased; (vi) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; (vii) the instructions that the Holders of Notes must follow in order to tender their Notes; and (viii) the circumstances and relevant facts regarding such Excess Proceeds Offer.

          (g) The Company shall comply to the extent applicable with the requirements of the tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations in connection with an Excess Proceeds Offer.

          SECTION 1016. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

          The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, (b) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (c) make loans or advances to the Company or any other Restricted Subsidiary, (d) transfer any of its properties or assets to the Company or any other Restricted Subsidiary (other than customary restrictions on transfers of property subject to a Lien permitted under this Indenture that would not materially adversely affect the Company's ability to satisfy its obligations under the Notes and this Indenture) or (e) guarantee any Indebtedness of the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any agreement in effect on the date of this Indenture,
(ii) applicable law, (iii) customary provisions restricting subletting or assignment of any lease or assignment of any other contract to which the Company or any Restricted Subsidiary is a party or to which any of their respective properties or assets are subject, (iv) any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (v) any encumbrance or restriction contained in contracts for sales of assets permitted by Section 1015 with respect to the assets to be sold pursuant to such contract and (vi) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (i) and
(iv); provided that the terms and conditions of any such encumbrances or restrictions are no less favorable to the holders of the Notes than those under or pursuant to the agreement so extended, renewed, refinanced or replaced.

          SECTION 1017.  Limitation on Unrestricted Subsidiaries.

          The Company shall not make, and shall not permit any of its Restricted Subsidiaries to make, any Investments in Unrestricted Subsidiaries if, at the time thereof, the aggregate amount of such Investments would exceed the amount of Restricted Payments then permitted to be made pursuant to Section 1009. Any Investments in Unrestricted Subsidiaries permitted to be made pursuant to this
Section 1017 (i) shall be treated as the making of a Restricted Payment in calculating the amount of Restricted Payments made by the Company or a Restricted Subsidiary and (ii) may be made in cash or property.

          SECTION 1018.  Provision of Financial Statements and Reports.

          The Company shall file on a timely basis with the Commission, to the extent such filings are accepted by the Commission and whether or not the Company has a class of securities registered under the Exchange Act, the annual reports, quarterly reports and other documents that the Company would be required to file if it were subject to Section 13 or 15 of the Exchange Act. The Company shall also (a) file with the Trustee, and provide to each Holder of Notes (at their respective addresses set forth in the Note Register), without cost to such Holder, copies of such reports and documents within 15 days after the date on which the Company files such reports and documents with the Commission or the date on which the Company would be required to file such reports and documents if the Company were so required, and (b) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, supply at the Company's cost copies of such reports and documents to any prospective Holder of Notes promptly upon written request.

          Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

          SECTION 1019.  Waiver of Certain Covenants.

          The Company and the Restricted Subsidiaries may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1005 to 1018, inclusive, if before or after the time for such compliance the Holders of at least a majority in aggregate principal amount of all Outstanding Notes affected by such term, provision or covenant, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company, the Restricted Subsidiaries and the duties of the Trustee, as applicable, in respect of any such term, provision or condition shall remain in full force and effect.

          SECTION 1020.  Limitation on Applicability of Certain Covenants.

          If no Default or Event of Default has occurred and is continuing, after the ratings assigned to the Notes by S&P and Moody's are equal to or higher than BBB- and Baa3, or the equivalents thereof, respectively (the "Investment Grade Ratings"), and notwithstanding that the Notes may later cease to have an Investment Grade Rating, the Company and the Restricted Subsidiaries shall not be subject to the provisions of Sections 1008, 1009, 1010, 1011, 1013, 1015, 1016 and 801(c).


                                   ARTICLE ELEVEN

          SECTION 1101.  [Reserved.]


                                   ARTICLE TWELVE

          SECTION 1201.  [Reserved.]


                                   ARTICLE THIRTEEN

                                      GUARANTEES

          SECTION 1301.  Guarantees.

          Each Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably guarantees the Notes and obligations of the Company hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, that: (a) the principal of (and premium, if any) and interest on the Notes will be paid in full when due, whether at Stated Maturity, by acceleration or otherwise (including, without limitation, the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Law), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (a) and (b) above, to the limitations set forth in Section 1304 hereof.

          Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

          Each Guarantor hereby waives (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the Guarantee of such Guarantor will not be discharged as to any Note except by complete performance of the obligations contained in such Note and such Guarantee. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on such Note, whether at its Stated Maturity, by acceleration, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor's Guarantee without first proceeding against the Company or any other Guarantor. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Guarantor will pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

          If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of the Guarantee of such Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guarantee of such Guarantor.

          SECTION 1302.  Severability.

          In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 1303.  [Reserved.]


          SECTION 1304.  Limitation of Guarantors' Liability.

          Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the guarantee by each such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Holders and each such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 1305 hereof, result in the obligations of such Guarantor under its Guarantee constituting such fraudulent transfer or conveyance.

          SECTION 1305.  Contribution.

          In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a Funding Guarantor") under a Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets (as defined below) of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Notes or any other Guarantor's obligations with respect to the Guarantee of such Guarantor. "Adjusted Net Assets" of such Guarantor at any date shall mean the lesser of (x) the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee of such Guarantor at such date and (y) the amount by which the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

          SECTION 1306.  Subrogation.

          Each Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 1301; provided, however, that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.

          SECTION 1307.  Reinstatement.

          Each Guarantor hereby agrees (and each Person who becomes a Guarantor shall agree) that the Guarantee provided for in Section 1301 shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder to the Company upon the bankruptcy or insolvency of the Company or any Guarantor.

          SECTION 1308.  Release of a Guarantor.

          (a) The Guarantee issued by any Guarantor under this Indenture shall be automatically and unconditionally released and discharged (i) upon any sale, exchange or transfer to any Person not an Affiliate of the Company or a Restricted Subsidiary of all of the Company's Capital Stock in, or all or substantially all the assets of, such Guarantor (which sale, exchange or transfer is not prohibited by this Indenture) or (ii) at the request of the Company, if such Guarantor is not a Leveraged Subsidiary, in the event that (A) no other Indebtedness of the Company remains guaranteed by such Guarantor or (B) the holders of all such other Indebtedness that is guaranteed by such Guarantor also release their guarantee by such Guarantor (including any deemed release upon payment in full of all obligations under such Indebtedness except by or as a result of payment under such guarantee); provided, however, that a release of a Guarantor that is a Leveraged Subsidiary may only be obtained under the circumstances described in this clause (ii) if, after giving effect to the release, either (x) such Guarantor would have been permitted to incur all of its then outstanding Indebtedness under the provisions of Section 1008 or (y)
Section 1008 would no longer be applicable pursuant to the terms of Section 1020 regarding Investment Grade Ratings.

          (b) Concurrently with the discharge of the Notes under Section 401, the defeasance of the Notes under Section 1402 hereof, or the covenant defeasance of the Notes under Section 1403 hereof, the Guarantors shall be released from all their obligations under their Guarantees under this Article Thirteen.

          SECTION 1309.  Benefits Acknowledged.

          Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its guarantee and waivers pursuant to its Guarantee are knowingly made in contemplation of such benefits.


                                   ARTICLE FOURTEEN

                         DEFEASANCE AND COVENANT DEFEASANCE

          SECTION 1401. Company's Option to Effect Defeasance or Covenant Defeasance.

          The Company may, at its option and at any time, effect defeasance of the Notes under Section 1402, or covenant defeasance of the Notes under Section 1403, in accordance with the terms of the Notes and in accordance with this Article.

          SECTION 1402.  Defeasance and Discharge.

          Upon the Company's exercise under Section 1401 of the option applicable to this Section 1402, the Company and the Guarantors shall be deemed to have been discharged from their obligations with respect to the Outstanding Notes and the Guarantees, respectively, on the date the conditions set forth in
Section 1404 are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 1405 and the other Sections of this Indenture referred to in
(A) and (B) below, and to have satisfied all its other obligations under the Notes and this Indenture insofar as the Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Outstanding Notes to receive, solely from the trust fund described in Section 1404 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest on such Notes when such payments are due, (B) the Company's obligations with respect to such Notes under Sections 305, 306, 1002 and 1003,
(C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article Fourteen. Subject to compliance with this Article Fourteen, the Company may exercise its option under this Section 1402 notwithstanding the prior exercise of its option under Section 1403 with respect to such Notes.

          SECTION 1403.  Covenant Defeasance.

          Upon the Company's exercise under Section 1401 of the option applicable to this Section 1403, the Company and the Guarantors shall be released from their obligations under Section 803 and Sections 1005 through 1018 with respect to the Outstanding Notes on and after the date the conditions set forth in Section 1404 are satisfied (hereinafter, "covenant defeasance"), and such Notes shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Outstanding Notes, the Company and any Guarantor, as applicable, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under
Section 501(3) or 501(4) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

          SECTION 1404.  Conditions to Defeasance or Covenant Defeasance.

          The following shall be the conditions to application of either Section 1402 or Section 1403 to the Outstanding Notes:

          (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 607 who shall agree to comply with the provisions of this Article Fourteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (A) an amount in cash, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal (including any premium) and interest, if any, on such Notes, money in an amount, or (C) a combination thereof, in each case in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any, on) and interest on such Outstanding Notes on the Stated Maturity of such principal (and premium, if any) or installment of interest; provided that the Trustee (or such qualifying trustee) shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to such Notes.

          (2) No Default or Event of Default with respect to such Notes shall have occurred and be continuing on the date of such deposit or, insofar as paragraphs (8) and (9) of Section 501 are concerned, at any time during the period ending on the 123rd day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

          (3) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any material agreement to which the Company or any Guarantor is a party or is bound.

          (4) In the case of an election under Section 1402, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since June 30, 1997, there has been a change in the applicable federal income tax law or interpretation of such federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

          (5) In the case of an election under Section 1403, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

          (6) In the case of defeasance or covenant defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 123rd day following the deposit or after the date such Opinion of Counsel is delivered, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

          (7) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1402 or the covenant defeasance under Section 1403 (as the case may be) have been complied with.

          SECTION 1405. Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

          Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1405, the "Trustee") pursuant to Sections 1404 and 1406 in respect of such Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law. Money and U.S. Government Obligations so held in trust are not subject to Article Fifteen.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1404 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Notes.

          Anything in this Article Fourteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 1404 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.

          SECTION 1406.  Reinstatement.

          If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 1405 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and such Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 1402 or 1403, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1405; provided, however, that if the Company makes any payment of principal of (or premium, if any) or interest on any such Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.


                                   NINE WEST GROUP INC.



By: /s/ Robert C. Galvin
   ----------------------
 Name:  Robert C. Galvin
 Title: Executive Vice President,
        Chief  Financial Officer and Treasurer

NINE WEST DEVELOPMENT CORPORATION


By: /s/ Robert C. Galvin
   ----------------------
 Name:  Robert C. Galvin
 Title: Executive Vice President,
        Financial Officer and Treasurer


NINE WEST DISTRIBUTION CORPORATION


By: /s/ Robert C. Galvin
   ----------------------
 Name:  Robert C. Galvin
 Title: Executive Vice President,
        Financial Officer and Treasurer


NINE WEST FOOTWEAR CORPORATION


By: /s/ Robert C. Galvin
   ----------------------
 Name:  Robert C. Galvin
Title:  Executive Vice President,
        Financial Officer and Treasurer


NINE WEST MANUFACTURING
     CORPORATION


By:  /s/ Robert C. Galvin
   -----------------------
 Name:  Robert C. Galvin
 Title: Executive Vice President,
        Financial Officer and Treasurer


THE BANK OF NEW YORK, as Trustee


By:  /s/ Denise Leonard
   ---------------------
  Name:  Denise Leonard
 Title:  Assistant Treasurer



                                                                      Exhibit A
                                   [FACE OF NOTE]

                                NINE WEST GROUP INC.

                         8-3/8% [Series B]** Senior Note due 2005

                                                  CUSIP _________

No. _______                                 $_________________

          NINE WEST GROUP INC., a Delaware corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to ___________, or its registered assigns, the principal sum of ____________________________________ Dollars ($___________), on
August 15, 2005.

          [Initial Interest Rate:  8-3/8% per annum.]*
          [Interest Rate:          8-3/8% per annum.]**
          Interest Payment Dates:  February 15 and August 15 of each year commencing February 15, 1998.
          Regular Record Dates:    February 1 and August 1 of each year.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:                                          NINE WEST GROUP INC.


                                             By:_______________________
                                             Title:


* Include only for Initial Notes.
** Include only for Exchange Notes.




                    (Form of Trustee's Certificate of Authentication)

This is one of the 8-3/8% [Series B]** Senior Notes due 2005 referred to in the within-mentioned Indenture.

                                        THE BANK OF NEW YORK, as Trustee


          Dated: __________              By:_______________________
                                         Authorized Signatory


** Include only for Exchange Note.


                              [REVERSE SIDE OF NOTE]

                               NINE WEST GROUP INC.

                    8-3/8% [Series B]** Senior Note due 2005



1.  Principal and Interest.

          The Company will pay the principal of this Note on August 15, 2005.

          The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate of 8-3/8% per annum [(subject to adjustment as provided below)]* [except that interest accrued on this Note pursuant to the fourth paragraph of this Section 1 for periods prior to the applicable Exchange Date (as such term is defined in the Registration Rights Agreement referred to below) will accrue at the rate or rates borne by the Notes from time to time during such periods].*

          Interest will be payable semi-annually (to the Holders of record of the Notes (or any Predecessor Notes) at the close of business on the February 1 or August 1 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing February 15, 1998.

          [The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated July 9, 1997, among the Company, the Guarantors and the Purchasers named therein (the "Registration Rights Agreement"). In the event that either (a) the Exchange Offer Registration Statement (as such term is defined in the Registration Rights Agreement) is not filed with the Securities and Exchange Commission on or prior to the 60th calendar day following the date of original issue of the Notes, (b) the Exchange Offer Registration Statement or a Shelf Registration Statement (as such terms are defined in the Registration Rights Agreement) has not been declared effective on or prior to the 365th calendar day following the date of original issue of the Notes or (c) the Exchange Offer (as such term is defined in the Registration Rights Agreement) is not consummated on or prior to the 45th calendar day following the effectiveness of the Exchange Offer Registration Statement, the interest rate borne by this Note shall be increased by one-quarter of one percent per annum following such 60-day period in the case of (a) above, following such 365-day period in the case of (b) above or following such 45-day period in the case of (c) above, which rate will be increased by an additional one-quarter of one percent per annum for each 90-day period that any additional interest continues to accrue; provided that the aggregate increase in such annual interest rate shall in no event exceed one percent. Upon (x) the filing of the Exchange Offer Registration Statement after the 60-day period described in clause (a) above, (y) the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement, as the case may be, after the 365-day period described in clause (b) above or (z) the day before the consummation of the Exchange Offer after the 45-day period described in clause
(c) above, the interest rate borne by this Note from the date of such filing, effectiveness or day before the consummation, as the case may be, will be reduced to the interest rate set forth above; provided, however, that, if after any such reduction in interest rate, a different event specified in clause (a),
(b) or (c) above occurs, the interest rate may again be increased pursuant to the foregoing provisions.]*

          Interest on this Note will accrue from the most recent date to which interest has been paid [on this Note or the Note surrendered in exchange herefor]** or, if no interest has been paid, from July 9, 1997; provided that, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Notes.

2.  Method of Payment.

          The Company will pay interest (except defaulted interest) on the principal amount of the Notes on each February 15 and August 15 to the Persons who are Holders (as reflected in the Note Register at the close of business on the February 1 and August 1 immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such Regular Record Date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Note to any Paying Agent on or after August 15, 2005.

          The Company will pay principal (premium, if any) and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal (premium, if any) and interest by its check payable in such money. The Company may pay interest on the Notes either (a) by mailing a check for such interest to a Holder's registered address (as reflected in the Note Register) or (b) by wire transfer to an account located in the United States maintained by the payee. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.



----------
* Include only for Initial Note.
** Include only for Exchange Note





3.  Paying Agent and Registrar.

          Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar upon written notice thereto. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-registrar.

4.  Indenture; Limitations.

          The Company issued the Notes under an Indenture dated as of July 9, 1997 (the "Indenture"), among the Company, the Guarantors and The Bank of New York, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

          The Notes are unsecured senior obligations of the Company. The Indenture limits the aggregate principal amount of the Notes to $200,000,000.

5.  Redemption.

          The Notes will not be redeemable at the option of the Company prior to their Stated Maturity.

6.  Repurchase upon a Change in Control and Asset Sales.

          Upon the occurrence of (a) a Change of Control, the Company is obligated to make an offer to purchase all outstanding Notes at a redemption price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase and (b) Asset Sales, the Company may be obligated to make offers to purchase Notes with a portion of the Net Cash Proceeds of such Asset Sales at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

7.  Denominations; Transfer; Exchange.

          The Notes are in registered form without coupons, in denominations of $1,000 and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Note Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.




8.  Persons Deemed Owners.

          A Holder may be treated as the owner of a Note for all purposes.


9.  Unclaimed Money.

          If money for the payment of principal (premium, if any) or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10.  Discharge Prior to Maturity.

          If the Company irrevocably deposits, or causes to be deposited, with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of (premium, if any) and accrued interest on the Notes (a) to maturity, the Company will be discharged from the Indenture and the Notes, except in certain circumstances for certain sections thereof, and (b) to the Stated Maturity, the Company will be discharged from certain covenants set forth in the Indenture.

11.  Amendment; Supplement; Waiver.

          Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not adversely affect the rights of any Holder.


12.  Restrictive Covenants.

          The Indenture contains certain covenants, including, without limitation, covenants with respect to the following matters: (i) Indebtedness;
(ii) Restricted Payments; (iii) issuances and sales of Capital Stock of Restricted Subsidiaries; (iv) transactions with Affiliates; (v) Liens; (vi) guarantees of Indebtedness by Restricted Subsidiaries; (vii) disposition of proceeds of Asset Sales; (viii) dividend and other payment restrictions affecting Restricted Subsidiaries; (ix) merger and certain transfers of assets; and (x) limitation on Unrestricted Subsidiaries. Within 120 days after the end of each fiscal year and within 50 days after each fiscal quarter, the Company must report to the Trustee on compliance with such limitations. If no Default or Event of Default has occurred and is continuing, from and after the time the Notes are assigned Investment Grade Ratings, the Company will not be subject to certain covenants.

13.  Successor Persons.

          When a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

14.  Remedies for Events of Default.

          If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare all the Notes to be immediately due and payable. If a bankruptcy or insolvency default with respect to the Company or any of its Significant Subsidiaries occurs and is continuing, the Notes automatically become immediately due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

15.  Guarantees.

          The Company's obligations under the Notes are fully and irrevocably guaranteed by the Guarantors.

16.  Trustee Dealings with Company.

          The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Company and its Affiliates as if it were not the Trustee.

17.  Authentication.

          This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

18.  Abbreviations.

          Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Nine West Group Inc., 9 West Broad Street, Stamford, Connecticut 06902, Attention: Chief Financial Officer.


                              [FORM OF TRANSFER NOTICE]

          FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.
----------------------------------

-------------------------------------------------------------------------
-------------------------------------------------------------------------

(Please print or typewrite name and address including zip code of assignee)

-------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing

-------------------------------------------------------------------------
attorney to transfer such Note on the books of the Company with full power of substitution in the premises.

                         [THE FOLLOWING PROVISION TO BE INCLUDED
                                   ON ALL CERTIFICATES
                            EXCEPT PERMANENT OFFSHORE PHYSICAL
                                      CERTIFICATES]


          In connection with any transfer of this Note occurring prior to the date which is the earlier of the date of an effective Registration Statement or July 9, 1999, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                        [Check One]

( ) (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                             or

( )(b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 312 of the Indenture shall have been satisfied.


Date:_____________________
                                                       ______________________
                                                       NOTICE:  The signature
                                                       to this assignment must
                                                       correspond with the name
                                                       as written upon the face
                                                       of the within-mentioned
                                                       instrument in every
                                                       particular, without
                                                       alteration or any change
                                                       whatsoever.


Signature Guarantee:_______________________________


TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

          Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:__________________       _________________________________
                                   NOTICE: To be executed by an
                                           executive officer




                         OPTION OF HOLDER TO ELECT PURCHASE

          If you wish to have this Note purchased by the Company pursuant to
Section 1014 or Section 1015 of the Indenture, check the Box: (  ).

          If you wish to have a portion of this Note purchased by the Company pursuant to Section 1014 or Section 1015 of the Indenture, state the amount (in original principal amount) below:


                    $_____________________.


Date:______________________

Your Signature:__________________________

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:_____________________

          Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                      Exhibit B


                              SUBORDINATED PROMISSORY NOTE


Dated:_____________


          FOR VALUE RECEIVED, the undersigned, _________________________, a _______________ corporation ("Borrower"), HEREBY PROMISES TO PAY to
_______________  (the "Holder") and its successors and assigns on
________________, the aggregate unpaid principal amount of all advances made by the Holder to Borrower and outstanding on such date; together with interest (computed on the basis of a year of 360 days for the actual number of days elapsed) on any and all principal amounts hereunder from time to time outstanding from and including the date hereof until said principal amounts are paid in full, on demand, at a rate per annum equal to _______; interest may be paid in cash, or if not paid in cash on any date specified for the payment thereof, shall be added to, and deemed for all purposes of this Subordinated Promissory Note to constitute a portion of, the principal amount outstanding hereunder; provided that any and all cash advanced by Borrower to the Holder at a time when there shall be amounts outstanding hereunder shall be applied to the prepayment of amounts outstanding hereunder, such payments to be applied in each case, first, to the prepayment of accrued and unpaid interest to the date of such prepayment and, second, to the payment of principal.

          THE INDEBTEDNESS EVIDENCED BY THIS INSTRUMENT IS SUBORDINATED IN RIGHT OF PAYMENT FROM AND AFTER SUCH TIME AS THE BORROWER'S 8-3/8% SENIOR NOTES DUE 2005 (THE "SENIOR NOTES") AND 9% SENIOR SUBORDINATED NOTES DUE 2007 (THE "SENIOR SUBORDINATED NOTES", AND TOGETHER WITH THE SENIOR NOTES, THE "SECURITIES") BECOME DUE AND PAYABLE (WHETHER AT STATED MATURITY, ACCELERATION OR OTHERWISE) TO THE PAYMENT AND PERFORMANCE OF THE BORROWER'S OBLIGATIONS UNDER THE SECURITIES.

          By its acceptance hereof in the space provided below, the Holder agrees that the accounts of Borrower shall be prima facie evidence of the amounts advanced by the Holder to Borrower and the amounts repaid or prepaid by Borrower to the Holder.

          The Holder also agrees to pay on demand all reasonable costs and expenses (including reasonable fees and expenses of counsel) incurred by the Holder in enforcing this Intercompany Note.

          Both principal and interest are payable in lawful money of the United States of America to the Holder at the offices of the Holder or at such other locations as the Holder shall from time to time specify by notice to Borrower at its address at _________________.

          This Subordinated Promissory Note shall not be assigned by the Holder except by operation of law.

          THIS SUBORDINATED PROMISSORY NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          BY ITS ACCEPTANCE HEREOF IN THE SPACE PROVIDED BELOW, THE HOLDER HEREBY (1) ACKNOWLEDGES AND AGREES THAT THIS SUBORDINATED PROMISSORY NOTE AMENDS AND RESTATES IN ITS ENTIRETY EACH AND EVERY OTHER PROMISSORY NOTE HERETOFORE EXECUTED BY BORROWER IN FAVOR OF THE HOLDER AND (2) UNCONDITIONALLY AND IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBORDINATED PROMISSORY NOTE, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

                                        [NAME OF BORROWER]


                                        By: ----------------
                                        Title:

ACCEPTED:
(NAME OF HOLDER)

By: -----------------------
Title: